AGREEMENT AND PLAN

                          OF REORGANIZATION AND MERGER



                                 BY AND BETWEEN


                               BANK OF MECKLENBURG

                                       AND

                             TRIANGLE BANCORP, INC.






                                 APRIL 25, 1997

                                       I-1
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                                TABLE OF CONTENTS


ARTICLE I. AGREEMENT TO MERGE................................................................................... 2

         1.01.    Names of Merging Corporations.................................................................. 2
         1.02.    Nature of Transaction.......................................................................... 2
         1.04.    Assets and Liabilities of Interim.............................................................. 2
         1.05.    Conversion and Exchange of Stock............................................................... 3
                  a.   Conversion of Mecklenburg Stock........................................................... 3
                  b.   Exchange Procedures....................................................................... 3
                  c.   Treatment of Fractional Shares............................................................ 4
                  d.   Surrender of Certificates................................................................. 4
                  e.   Antidilutive Adjustments.................................................................. 5
                  f.   Dissenters................................................................................ 5
                  g.   Lost Certificates......................................................................... 5
                  h.   Treatment of Mecklenburg's Stock Options.................................................. 5
                  i.   Outstanding Triangle Stock ............................................................... 7
         1.06.    Articles, By-Laws and Management............................................................... 7
         1.07.    Closing; Plan of Merger; Effective Time........................................................ 7

ARTICLE II.  REPRESENTATIONS AND WARRANTIES OF MECKLENBURG........................................................8

         2.01.    Organization; Standing; Power.................................................................  8
         2.02.    Capital Stock.................................................................................. 8
         2.03.    Principal Shareholders......................................................................... 8
         2.04.    Subsidiaries....................................................................................8
         2.05.    Convertible Securities, Options, Etc............................................................9
         2.06.    Authorization and Validity of Agreement.......................................................  9
         2.07.    Validity of Transactions; Absence of Required .................................................10
         2.08.    Mecklenburg Books and Records..................................................................10
         2.10.    Mecklenburg Financial Statements...............................................................11
         2.11.    Tax Returns and Other Tax Matters..............................................................11
         2.12.    Absence of Material Adverse Changes or Certain Other Events ...................................12
         2.13.    Absence of Undisclosed Liabilities............................................................ 12
         2.14.    Compliance with Existing Obligations.......................................................... 12
         2.15.    Litigation and Compliance with Law.............................................................13
         2.16.    Real Properties............................................................................... 14
         2.17.    Loans, Accounts, Notes and Other Receivables...................................................15
         2.18.    Securities Portfolio and Investments.......................................................... 16
         2.19.    Personal Property and Other Assets............................................................ 16
         2.20.    Patents, Trademarks and Licenses.............................................................. 16
         2.21.    Environmental Matters......................................................................... 17
         2.22.    Absence of Brokerage or Finders Commissions....................................................18
         2.23.    Material Contracts............................................................................ 19
                                        i
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         2.24.    Employment Matters; Employee Relations........................................................ 19
         2.25.    Employee Agreements; Employee Benefit Plans................................................... 20
         2.26.    Insurance..................................................................................... 21
         2.27.    Insurance of Deposits......................................................................... 22
         2.28.    Affiliates.....................................................................................22
         2.29.    Obstacles to Regulatory Approval, Accounting Treatment or Tax Treatment........................22
         2.30.    Disclosure.................................................................................... 22

ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF THE HOLDING COMPANY............................................  23

         3.01.    Organization; Standing; Power................................................................. 23
         3.02.    Capital Stock................................................................................. 23
         3.03.    Authorization and Validity of Agreement....................................................... 23
         3.04.    Validity of Transactions; Absence of Required Consents or Waivers..............................24
         3.05     Holding Company Books and Records..............................................................24
         3.06.    Holding Company Reports....................................................................... 25
         3.07.    Holding Company Financial Statements.......................................................... 25
         3.08.    Absence of Material Adverse Changes........................................................... 25
         3.09.    Litigation and Compliance with Law............................................................ 26
         3.10     Absence of Brokerage or Finders Commissions................................................... 27
         3.11.    Obstacles to Regulatory Approval,  Accounting
                     Treatment or Tax Treatment..................................................................28
         3.12.    Disclosure.....................................................................................28

ARTICLE IV.  COVENANTS OF MECKLENBURG........................................................................... 28

         4.01.    Affirmative Covenants of Mecklenburg.......................................................... 28
                  a.  "Affiliates" of Mecklenburg............................................................... 28
                  b.  Conduct of Business Prior to Effective Time............................................... 28
                  c.  Periodic Information Regarding Loans...................................................... 29
                  d.  Notice of Certain Changes or Events....................................................... 30
                  e.  Consents to Assignment of Leases.......................................................... 30
                  f.  Further Action; Instruments of Transfer, etc.............................................. 31
                  g.  Conversion to State Member Bank........................................................... 31
         4.02.        Negative Covenants of Mecklenburg......................................................... 31
                  a.  Amendments to Articles of Incorporation or Bylaws..........................................31
                  b.  Change in Capital Stock................................................................... 31
                  c.  Options, Warrants and Rights.............................................................. 31
                  d.  Dividends................................................................................. 31
                  e.  Employment, Benefit or Retirement Agreements or Plans..................................... 31
                  f.  Increase in Compensation; Additional
                        Compensation............................................................................ 32
                  g.  Accounting Practices...................................................................... 32
                  h.  Acquisitions; Additional Branch Offices................................................... 32
                  i.  Changes in Business Practices............................................................. 32
                                       ii
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                  j.  Exclusive Merger Agreement................................................................ 33
                  l.  Debt; Liabilities......................................................................... 34
                  m.  Liens; Encumbrances....................................................................... 34
                  n.  Waiver of Rights.......................................................................... 34
                  o.  Other Contracts........................................................................... 34

ARTICLE V.  COVENANTS OF THE HOLDING COMPANY.....................................................................35

         5.01.    Operation as Subsidiary........................................................................35
         5.02.    Board of Directors.............................................................................35
         5.03.    NASDAQ National Market System Notification of Listing of Additional Shares of Triangle
                   Stock.........................................................................................35
         5.04     Notice of Certain Changes or Events............................................................35
         5.05     The Holding Company to Provide Necessary.......................................................
         5.06     The Holding Company to File Form 8-K...........................................................36

ARTICLE VI.  MUTUAL AGREEMENTS.................................................................................. 36

         6.01.    Shareholders' Meetings; Registration Statement; Joint Proxy
                    Statement/Prospectus.........................................................................36
                  a.  Meetings of Shareholders.................................................................. 36
                  b.  Preparation and Distribution of Joint Proxy Statement/Prospectus...........................36
                  c.  Registration Statement and "Blue Sky" Approvals........................................... 37
                  d.  Recommendation of Mecklenburg's Board of
                      Directors................................................................................. 37
                  e.  Information for Joint Proxy Statement/Prospectus and Registration Statement............... 37
         6.02.    Regulatory Approvals.......................................................................... 38
         6.03.    Access........................................................................................ 38
         6.04.    Costs..........................................................................................39
         6.05.    Announcements................................................................................. 39
         6.06.    Environmental Studies......................................................................... 39
         6.07.    Employees; Severance Payments; Employee
                    Benefits.....................................................................................40
                  a.  Employment of Mecklenburg Employees....................................................... 40
                  b.  Severance Payment......................................................................... 41
                  c.  Employee Benefits......................................................................... 41
         6.08.        Confidentiality........................................................................... 41
         6.09.    Reorganization for Tax Purposes............................................................... 42
         6.10.    Accounting Treatment...........................................................................42
         6.11.    Other Permissible Transactions.................................................................42

ARTICLE VII.  CONDITIONS PRECEDENT TO MERGER.................................................................... 43

         7.01.    Conditions to all Parties' Obligations........................................................ 43
                                      iii

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                  a.  Approval by Governmental or Regulatory Authorities; No Disadvantageous
                      Conditions.................................................................................43
                  b.  Effectiveness of Registration Statement; Compliance with Securities and Other
                      "Blue Sky" Requirements................................................................... 43
                  c.  Adverse Proceedings, Injunction, Etc...................................................... 43
                  d.  Approval by Boards of Directors and   Shareholders........................................ 44
                  e.  Fairness Opinions......................................................................... 44
                  f.  Tax Opinion............................................................................... 44
                  g.  No Termination or Abandonment............................................................. 45
         7.02.    Additional Conditions to Mecklenburg's Obligations............................................ 45
                  b.  Compliance with Laws...................................................................... 45
                  c.  The Holding Company's Representations and Warranties and Performance of
                        Agreements; Officers' Certificate....................................................... 45
                  d.  Legal Opinion of the Holding Company's Counsel............................................ 46
                  e.  Other Documents and Information from  the Holding Company ................................ 46

                  f.  Acceptance by Mecklenburg's Counsel....................................................... 46
         7.03.    Additional Conditions to the Holding Company's Obligations.....................................46
                  a.  Material Adverse Change............................................................... ....46
                  b.  Compliance with Laws; Adverse Proceedings,Injunction, Etc................................. 47
                  c.  Mecklenburg's Representations and Warranties and Performance of Agreements;
                      Officers'       Certificate............................................................... 47
                  d.  Agreements from Mecklenburg Affiliates.................................................... 47
                  e.  Accounting Treatment.......................................................................47
                  f.  Legal Opinion of Mecklenburg's Counsel.................................................... 48
                  g.  Other Documents and Information from  Mecklenburg......................................... 48
                  h.  Consents to Assignment of Real Property Leases............................................ 48
                  i.  Acceptance by the Holding Company's Counsel............................................... 48
                  j.  Mecklenburg Board of Directors............................................................ 48
                  k.  Mecklenburg Securities Portfolio.......................................................... 48
                  l.  Exercise of Dissenters Rights............................................................. 48

ARTICLE VIII.  TERMINATION; BREACH; REMEDIES.....................................................................49

         8.01.    Mutual Termination.............................................................................49
         8.02.    Unilateral Termination.........................................................................49
                  a.  Termination by the Holding Company ....................................................... 49
                  b.  Termination by Mecklenburg................................................................ 50
         8.03.    Breach; Remedies.............................................................................. 51
                  a.  Breach of Agreement ...................................................................... 51
                  b.  Termination Fee........................................................................... 51

ARTICLE IX.  INDEMNIFICATION.................................................................................... 52

         9.01.    Indemnification Following Effective Time.......................................................52
         9.02     Procedure for Claiming Indemnification........................................................ 52
                                       iv
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ARTICLE X.  MISCELLANEOUS PROVISIONS............................................................................ 52

         10.01...."Previously Disclosed" Information; "Material
                      Adverse Effect"............................................................................52
         10.02.   Survival of Representations, Warranties,Indemnification and Other
                    Agreements.................................................................................. 53
                  a. Representations, Warranties and Other Agreements........................................... 53
                  b. Indemnification............................................................................ 53
         10.03.   Waiver........................................................................................ 53
         10.04.   Amendment..................................................................................... 54
         10.05.   Notices........................................................................................54
         10.06.   Further Assurance............................................................................. 54
         10.07.   Headings and Captions......................................................................... 55
         10.08.   Entire Agreement.............................................................................. 55
         10.09.   Severability of Provisions.................................................................... 55
         10.10.   Assignment.................................................................................... 55
         10.11.   Counterparts.................................................................................. 55
         10.12.   Governing Law................................................................................. 55
         10.13.   Inspection.....................................................................................55
                                       v
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


                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER
                                 BY AND BETWEEN
                               BANK OF MECKLENBURG
                                       AND
                             TRIANGLE BANCORP, INC.


                  THIS AGREEMENT AND PLAN OF REORGANIZATION AND MERGER
(hereinafter called "Agreement") entered into as of the 25th day of April, 1997, by and between BANK OF MECKLENBURG ("Mecklenburg") and TRIANGLE BANCORP, INC.
(the "Holding Company").

                  WHEREAS, Mecklenburg is a North Carolina banking corporation with its principal office and place of business located in Charlotte, North
Carolina; and,

                  WHEREAS, the Holding Company is a North Carolina business corporation with its principal office and place of business located in Raleigh, North Carolina; and,

                  WHEREAS, the Holding Company and Mecklenburg have agreed that it is in their mutual best interests and in the best interests of their respective shareholders for Mecklenburg to be acquired by and become the wholly-owned subsidiary of the Holding Company (the "Acquisition") with the effect that each of the outstanding shares of Mecklenburg's common stock will be converted into newly issued shares of the Holding Company' common stock, all in the manner and upon the terms and conditions contained in this Agreement; and,

                  WHEREAS, to effect the Acquisition, the Holding Company shall cause the formation of an interim bank corporation under the laws of the State of North Carolina, to be named Triangle-Mecklenburg Interim Bank ("Interim"), which shall be the wholly-owned subsidiary of the Holding Company; and,

                  WHEREAS, to effectuate the foregoing, the Holding Company and Mecklenburg desire to adopt this Agreement as a plan of reorganization in accordance with the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended; and,

                  WHEREAS, while Mecklenburg's Board of Directors has approved this Agreement, Mecklenburg has executed this Agreement subject to the approval of its shareholders and has agreed to call a special meeting of its shareholders for the purpose of voting on the Agreement and will recommend to its shareholders that they approve the Agreement and the transactions described herein; and,

                  WHEREAS, the Holding Company's Board of Directors has approved this Agreement and the transactions described herein, including the issuance by the Holding Company of shares of its common stock to Mecklenburg's shareholders to effectuate such transactions, the Holding Company has executed this Agreement subject to the approval of its shareholders and has
                                       1

agreed to call a special meeting of its shareholders for the purpose of voting on the Agreement and will recommend to its shareholders that they approve the Agreement and the transactions described herein.

                  NOW, THEREFORE, in consideration of the premises, the mutual benefits to be derived from this Agreement, and of the representations, warranties, conditions, covenants and promises herein contained, and subject to the terms and conditions hereof, the Holding Company and Mecklenburg hereby adopt and make this Agreement and mutually agree as follows:

                          ARTICLE I. AGREEMENT TO MERGE

         1.01. NAMES OF MERGING CORPORATIONS. The names of the corporations proposed to be merged are BANK OF MECKLENBURG ("Mecklenburg") and TRIANGLE-MECKLENBURG INTERIM BANK ("Interim").

         1.02. NATURE OF TRANSACTION. Subject to the provisions of this Agreement, at the "Effective Time" (as defined in Paragraph 1.07. below), Interim shall be merged into and with Mecklenburg pursuant to N.C. GEN. STAT. ' 53-12 (the "Merger").

         1.03. EFFECT OF MERGER; SURVIVING CORPORATION. At the Effective Time and as provided in N.C. GEN. STAT. '' 53-13, by reason of the Merger the separate corporate existence of Interim shall cease while the corporate existence of Mecklenburg as the surviving corporation in the Merger shall continue with all of its purposes, objects, rights, privileges, powers and franchises, all of which shall be unaffected and unimpaired by the Merger. Following the Merger, Mecklenburg shall operate as the wholly-owned banking subsidiary of the Holding Company and, as a North Carolina banking corporation, will continue to conduct its business at the then legally established branches and main offices of Mecklenburg. The duration of the corporate existence of Mecklenburg, as the surviving corporation, shall be perpetual and unlimited.

         1.04. ASSETS AND LIABILITIES OF INTERIM. At the Effective Time and by reason of the Merger, and in accordance with N.C. GEN. STAT. " 53-13, 53-17 and 55-11-06, all of Interim's property, assets and rights of every kind and character (including without limitation all real, personal or mixed property, all debts due on whatever account, all other choses in action and all and every other interest of or belonging to or due to Interim, whether tangible or intangible) shall be transferred to and vest in Mecklenburg, and Mecklenburg shall succeed to all the rights, privileges, immunities, powers, purposes and franchises of a public or private nature (including all trust and fiduciary properties, powers and rights) of Interim, all without any conveyance, assignment or further act or deed; and Mecklenburg shall become responsible for all of the liabilities, duties and obligations of every kind, nature and description (including duties as trustee or fiduciary) of Interim as of the Effective Time.


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         1.05. CONVERSION AND EXCHANGE OF STOCK


                  A. CONVERSION OF MECKLENBURG STOCK. At the Effective Time, all rights of Mecklenburg's shareholders with respect to all then outstanding shares of Mecklenburg's common stock ($2.00 par value) ("Mecklenburg Stock") shall cease to exist, and, as consideration for and to effectuate the Merger (and except as otherwise provided below) each such outstanding share of Mecklenburg Stock (other than any shares held by Mecklenburg as treasury shares or shares held by the Holding Company or as to which rights of dissent and appraisal are properly exercised as provided below) shall be converted, without any action on the part of the holder of such share, the Holding Company, Interim or Mecklenburg, into 1.00 (the "Exchange Rate") newly issued share of the Holding Company's no par value common stock ("Triangle Stock"), provided, however, that in the event the average closing sales price of Triangle Stock for the thirty (30) calendar days preceding a date three (3) business days before the Effective Time shall be greater than $23.75, the Holding Company, at its option and without penalty, may terminate this Agreement, and in the event the average closing sales price of Triangle Stock for the thirty (30) calendar days preceding a date three (3) business days before the Effective
Time shall be less than $14.25, Mecklenburg, at its option and without penalty, may terminate this Agreement.

                  At the Effective Time, and without any action by Mecklenburg, Interim, the Holding Company or any holder thereof, Mecklenburg's stock transfer books shall be closed as to holders of Mecklenburg Stock immediately prior to the Effective Time and, thereafter, no transfer of Mecklenburg Stock by any such holder may be made or registered; and the holders of shares of Mecklenburg Stock shall cease to be, and shall have no further rights as, shareholders of Mecklenburg other than as provided herein. Following the Effective Time, certificates representing shares of Mecklenburg Stock outstanding at the Effective Time (herein sometimes referred to as "Old Certificates") shall evidence only the right of the registered holder thereof to receive, and may be exchanged for, (I) certificates for the number of whole shares of the Triangle Stock to which such holders shall have become entitled on the basis set forth above, plus cash for any fractional share interests as provided herein, or (II) in the case of shares as to which rights of dissent and appraisal are properly exercised (as provided below), cash as provided in Article 13 of the North Carolina Business Corporation Act.

                  B. EXCHANGE PROCEDURES. As promptly as practicable following the Effective Time, the Holding Company shall cause First-Citizens Bank & Trust Company, the transfer agent for Triangle Stock (the "Exchange Agent"), to mail to each former shareholder of Mecklenburg of record immediately prior to the Effective Time written instructions and transmittal materials (a "Transmittal Letter") for use in surrendering Old Certificates to the Exchange Agent. Upon the proper delivery to the Exchange Agent (in accordance with the above instructions, and accompanied by a properly completed Transmittal Letter) by a former shareholder of Mecklenburg of his or her Old Certificates, the Exchange Agent shall register in the name of such shareholder the shares of the Triangle Stock and deliver said New Certificates to the individual shareholder entitled thereto upon and in exchange for the surrender and delivery to the Exchange Agent by said individual shareholder of his or her Old Certificates.

                   C. TREATMENT OF FRACTIONAL SHARES. No scrip or certificates representing fractional shares of Triangle Stock will be issued to any former shareholder of Mecklenburg, and, except as provided below, no such shareholder will have any right to vote or receive any dividend or other distribution on, or any other right with respect to, any fraction of a share of the Triangle Stock resulting from the above exchange. In the event the exchange of shares would result in the creation of fractional shares, then, in lieu of the issuance of fractional shares of Triangle Stock, the Holding Company shall deliver cash to the Exchange Agent in an amount equal to the aggregate market value of all such fractional shares, and the Exchange Agent shall divide such cash among and remit it (without interest) to the former shareholders of Mecklenburg in accordance with their respective interests. For purposes of this Paragraph 1.05.c., the "aggregate market value" of all fractional shares of the Triangle Stock shall be equal to the total of such fractional shares multiplied by the closing sales price of Triangle Stock as quoted on the National Market System of the Nasdaq Stock Market, Inc. ("Nasdaq National Market System") (as reported by THE WALL STREET JOURNAL or, if not reported thereby, any other authoritative source) on the last trading day preceding the Effective Time (as defined in Paragraph 1.07 below).

                   D. SURRENDER OF CERTIFICATES. Subject to Paragraph 1.05.f. below, no certificate for any shares, or cash for any fractional share, of Triangle Stock shall be delivered to any former shareholder of Mecklenburg unless and until such shareholder shall have properly surrendered to the Exchange Agent the Old Certificate(s) formerly representing his or her shares of Mecklenburg Stock, together with a properly completed Transmittal Letter in such form as shall be provided to the shareholder by the Holding Company for that purpose. Further, until such Old Certificate(s) are so surrendered, no dividend or other distribution payable to holders of record of Triangle Stock as of any date subsequent to the Effective Time shall be delivered to the holder of such Old Certificate(s). However, upon the proper surrender of such Old Certificate(s) the Exchange Agent shall pay to the registered holder of the shares of Triangle Stock represented by such Old Certificate(s) the amount of any such cash, dividends or distributions which have accrued but remain unpaid with respect to such shares. Neither the Holding Company, Interim, Mecklenburg, nor the Exchange Agent, shall have any obligation to pay any interest on any such cash, dividends or distributions for any period prior to such payment. Further, and notwithstanding any other provision of this Agreement, neither the Holding Company, Interim, Mecklenburg, nor the Exchange Agent shall be liable to a former holder of Mecklenburg Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

                   E. ANTIDILUTIVE ADJUSTMENTS. If, following the date of this Agreement, the Holding Company shall change the number of outstanding shares of Triangle Stock as a result of a dividend payable in shares of Triangle Stock, a stock split, a reclassification or other subdivision or combination of outstanding shares, and if the record date of such event occurs prior to the Effective Time, then an appropriate and proportionate adjustment shall be made to the Exchange Rate so as to appropriately and proportionately increase or decrease the number of shares of Triangle Stock to be issued in exchange for each of the shares of Mecklenburg Stock.

                   F. DISSENTERS. Any shareholder of Mecklenburg who has and properly exercises the right of dissent and appraisal with respect to the Merger as provided in Article 13 of the North Carolina Business Corporation Act ("Dissenters Rights") shall be entitled to receive payment of the fair value of his or her shares of Mecklenburg Stock in the manner and pursuant to the procedures provided therein. Shares of Mecklenburg Stock held by persons who exercise Dissenters Rights shall not be converted into Triangle Stock as provided in Paragraph 1.05.a. above. However, if any shareholder of Mecklenburg who exercises Dissenters Rights shall fail to perfect his or her right to receive cash as provided above, or effectively shall waive or lose such right, then each of his or her shares of Mecklenburg Stock, at the Holding Company's sole option, shall be deemed to have been converted into the right to receive Triangle Stock as of the Effective Time as provided in Paragraph 1.05.a. above.

                   G. LOST CERTIFICATES.Any shareholder of Mecklenburg whose certificate evidencing shares of Mecklenburg Stock has been lost, destroyed, stolen or otherwise is missing shall be entitled to receive a certificate representing the shares of Triangle Stock to which he or she is entitled in accordance with and upon compliance with conditions imposed by the Exchange Agent or the Holding Company pursuant to the provisions of N.C. GEN. STAT. ' 25-8-405 and N.C. GEN. STAT. ' 25-8-104 (including without limitation a requirement that the shareholder provide a lost instruments indemnity or surety bond in form, substance and amount satisfactory to the Exchange Agent and the Holding Company).

                   H. TREATMENT OF MECKLENBURG'S STOCK OPTIONS. (I) At the Effective Time, each option or other right to purchase shares of Mecklenburg Stock pursuant to stock options ("Mecklenburg Options") granted by Mecklenburg under the Bank of Mecklenburg 1988 Incentive Stock Option Plan and the Bank of Mecklenburg 1996 Director Stock Option Plan (collectively, the "Mecklenburg Stock Plans"), which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Triangle Stock, and the Holding Company shall assume each Mecklenburg Option, in accordance with the terms of the Mecklenburg Stock Plans and stock option agreement by which it is evidenced, except that from and after the Effective Time (A) the Holding Company and its Compensation Committee shall be substituted for Mecklenburg and the Committee of Mecklenburg's Board of Directors (including, if applicable, the entire Board of Directors of Mecklenburg) administering the Mecklenburg Stock Plans, (B) each Mecklenburg Option assumed by the Holding Company may be exercised solely for shares of Triangle Stock, (C) the number of shares of Triangle Stock subject to such Mecklenburg Option shall be equal to the number of shares of Mecklenburg Stock subject to such Mecklenburg Option immediately prior to the Effective Time multiplied by the Exchange Rate and rounding down to the nearest whole share, and (D) the per share exercise price under each such Mecklenburg Option shall be adjusted by dividing the per share exercise price under each such Mecklenburg Option by the Exchange Rate and rounding up to the nearest cent.

         (II) As soon as practicable after the Effective Time, the Holding Company shall deliver to the participants in the Mecklenburg Stock Plans an appropriate notice setting forth such participant's rights pursuant thereto and the grants pursuant to the Mecklenburg Stock Plans shall continue in effect on the same terms and conditions (subject to the adjustments required by

Paragraph 1.05.a. after giving effect to the Merger). At or prior to the Effective Time, the Holding Company shall take all corporate action necessary to reserve for issuance sufficient shares of Triangle Stock for delivery upon exercise of Mecklenburg Options assumed by it in accordance with this Paragraph 1.05.h. As soon as practicable after the Effective Time, the Holding Company shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Triangle Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

         (III) All restrictions or limitations on transfer with respect to Mecklenburg Stock awarded under the Mecklenburg Stock Plans or any other plan, program, or arrangement of Mecklenburg, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plans, program, or arrangement, shall remain in full force and effect with respect to shares of Triangle Stock into which such restricted stock is converted pursuant to this Agreement.

         (IV) Notwithstanding the foregoing provisions of this Paragraph 1.05.h., in no event shall options to purchase more than 301,555 shares of Mecklenburg Stock be converted into options to purchase Triangle Stock in connection with the transactions contemplated by this Agreement. Mecklenburg agrees to cooperate with the Holding Company to insure the implementation of this Paragraph 1.05.h.

         (V) The Holding Company hereby acknowledges that (A) the Merger may be grounds for the acceleration of vesting of the options issued and outstanding under the Mecklenburg Stock Plans at the Effective Time, and (B) it shall assume each Mecklenburg Option subject to any rights to accelerated vesting as a result of the Merger and consistent with the other terms and conditions of this Agreement.

                   I. OUTSTANDING TRIANGLE STOCK. The status of the shares of Triangle Stock which are outstanding immediately prior to the Effective Time shall not be affected by the Merger.

         1.06. ARTICLES, BY-LAWS AND MANAGEMENT. The Articles of Incorporation and By-Laws of Mecklenburg in effect at the Effective Time shall be the Articles of Incorporation and By-Laws of Mecklenburg as the surviving corporation. The officers and directors of Mecklenburg in office at the Effective Time shall continue to hold such offices until removed as provided by law or until the election or appointment of their respective successors.

         1.07. CLOSING; ARTICLES OF MERGER; EFFECTIVE TIME. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Holding Company in Raleigh, North Carolina, or at such other place as the Holding Company shall designate, on a date specified by the Holding Company (the "Closing Date") after the expiration of any and all required waiting periods following the effective date of required approvals of the Merger by governmental or regulatory authorities (but in no event more than thirty (30) days following the expiration of all such required waiting periods). At the Closing, the Holding Company, Interim and Mecklenburg shall take such actions (including without limitation the delivery of certain closing documents) as are required herein and as shall otherwise be required by law to consummate the Merger and cause it to become effective, and shall execute Articles of Merger under North Carolina law which shall contain a "Plan of Merger" substantially in the form attached as Schedule A hereto.

         Subject to the terms and conditions set forth herein (including without limitation the receipt of all required approvals of governmental and regulatory authorities), the Merger shall be effective on the date and at the time (the "Effective Time") designated in the Articles of Merger executed at the Closing and filed with the North Carolina Secretary of State in accordance with law; provided, however, that the date and time so specified as the Effective Time shall in no event be more than ten (10) days following the Closing Date. If the Articles of Merger do not designate a date or specific time as the Effective Time, then the Effective Time shall be that date and time when the Articles of Merger are properly filed with the North Carolina Secretary of State.

            ARTICLE II. REPRESENTATIONS AND WARRANTIES OF MECKLENBURG

         Except as otherwise specifically provided herein or as "Previously Disclosed" (as defined in Paragraph 10.01. below) to the Holding Company, Mecklenburg hereby makes the following representations and warranties to the Holding Company:

                   2.01. ORGANIZATION; STANDING; POWER. Mecklenburg (I) is duly organized and incorporated, validly existing and in good standing as a banking corporation under the laws of North Carolina; (II) has all requisite power and authority (corporate and other) to own, lease and operate its properties and to carry on its business as now being conducted; (III) is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification necessary, except where failure so to qualify would not have a material adverse effect on Mecklenburg; and (IV) is not transacting business or operating any properties owned or leased by it in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a material adverse effect on Mecklenburg.

                   2.02. CAPITAL STOCK. Mecklenburg's authorized capital stock consists of 10,000,000 shares of common stock, $2.00 par value per share. As of March 31, 1997, 2,118,945 shares of Mecklenburg Stock were issued and outstanding, which constitute Mecklenburg's only issued and outstanding securities. Mecklenburg has 22,791 shares of Mecklenburg Stock available for issuance under the Mecklenburg Stock Plans and options to purchase 301,555 shares of Mecklenburg Stock are outstanding.

                  Each outstanding share of Mecklenburg Stock (I) has been duly authorized and is validly issued and outstanding, and is fully paid and nonassessable (except to the extent assessable under applicable North Carolina banking law), (II) has not been issued in violation of the preemptive rights of any shareholder, and (III) has been issued pursuant to and in compliance with the requirement of an applicable exemption from registration requirements under the Securities Act of 1933, as amended (the "1933 Act").

                  The Mecklenburg Stock is registered with the Federal Deposit Insurance Corporation ("FDIC") under the Securities Exchange Act of 1934 (the "Exchange Act"); Mecklenburg is subject to the periodic reporting requirements of the Exchange Act.

                   2.03. PRINCIPAL SHAREHOLDERS. No person or entity is known to Mecklenburg to beneficially own, directly or indirectly, more than 5% of the outstanding shares of Mecklenburg Stock.

                  2.04. SUBSIDIARIES. Mecklenburg has one active subsidiary, Mecklenburg Financial Services, Inc. ("Subsidiary"), and, other than Subsidiary, Mecklenburg does not own any stock or other equity interest in any corporation, service corporation, joint venture, partnership or other entity. Subsidiary's authorized capital stock consists of 100 shares of common stock ("Subsidiary Stock"), of which 100 shares are issued and outstanding and constitute the only securities issued by Subsidiary. All outstanding shares of Subsidiary Stock are owned of record and beneficially by Mecklenburg. Each outstanding share of Subsidiary Stock (I) has been duly authorized, is validly issued and outstanding, and is fully paid and nonassessable, (II) has not been issued in violation of the preemptive rights of any shareholder, and (III) has been issued pursuant to and in compliance with the requirement of an applicable exemption from registration requirements under the 1933 Act. The representations and warranties of Mecklenburg contained in Paragraphs 2.05 through 2.09, 2.11 through 2.21, and 2.23 through 2.26 hereof shall be deemed to have been made by Subsidiary as well.

                  2.05. CONVERTIBLE SECURITIES, OPTIONS, ETC. With the exception of options to purchase an aggregate of 301,555 shares of Mecklenburg Stock which have been issued and are outstanding under the Mecklenburg Stock Plans, Mecklenburg does not have any outstanding (I) securities or other obligations (including debentures or other debt instruments) which are convertible into shares of Mecklenburg Stock or any other securities of Mecklenburg, (II) options, warrants, rights, calls or other commitments of any nature which entitle any person to receive or acquire any shares of Mecklenburg Stock or any other securities of Mecklenburg, or (III) plan, agreement or other arrangement pursuant to which shares of Mecklenburg Stock or any other securities of Mecklenburg, or options, warrants, rights, calls or other commitments of any nature pertaining thereto, have been or may be issued.

                   2.06. AUTHORIZATION AND VALIDITY OF AGREEMENT. This Agreement has been duly and validly approved by Mecklenburg's Board of Directors and executed and delivered on Mecklenburg's behalf. Subject only to approval of this Agreement by the shareholders of Mecklenburg in the manner required by law (as contemplated by Paragraph 6.01.a. below), (I) Mecklenburg has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described herein, (II) all corporate proceedings and approvals required to authorize Mecklenburg to enter into this Agreement and to perform its obligations and agreements and carry out the transactions described herein have been duly and properly completed or obtained, and (III) this Agreement has been executed on behalf of Mecklenburg and constitutes a valid and binding agreement of Mecklenburg enforceable in accordance with its terms (except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally, (B) by legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, and (C) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

                  2.07. VALIDITY OF TRANSACTIONS; ABSENCE OF REQUIRED CONSENTS OR WAIVERS. Except where the same would not have a material adverse effect on Mecklenburg, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by Mecklenburg with any of its obligations or agreements contained herein, will: (I) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, Mecklenburg's Articles of Incorporation or Bylaws, or any contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which Mecklenburg is bound or by which it, its business, capital stock or any of its properties or assets may be affected; (II) result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of Mecklenburg's properties or assets; (III) violate any applicable federal or state statute, law, rule or regulation, or any judgment, order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body; (IV) result in the acceleration of any obligation or indebtedness of Mecklenburg; or (V) interfere with or otherwise adversely affect Mecklenburg's ability to carry on its business as presently conducted.

                  No consents, approvals or waivers are required to be obtained from any person or entity in connection with Mecklenburg's execution and delivery of this Agreement, or the performance of its obligations or agreements or the consummation of the transactions described herein, except for required approvals of Mecklenburg's shareholders as described in Paragraph 7.01.c. below and of governmental or regulatory authorities as described in Paragraph 7.01.a. below and other consents or approvals, the failure of which to obtain would not have a material adverse effect on Mecklenburg or its ability to consummate the Merger.

                  2.08. MECKLENBURG BOOKS AND RECORDS. Mecklenburg's books of account and business records have been maintained in material compliance with all applicable legal and accounting requirements and in accordance with good business practices, and such books and records are complete and reflect accurately in all material respects Mecklenburg's items of income and expense and all of its assets, liabilities and stockholders' equity. The minute books of Mecklenburg accurately reflect in all material respects the corporate actions which its shareholders and board of directors, and all committees thereof, have taken during the time periods covered by such minute books. All such minute books have been or will be made available to Triangle and its representatives.

                   2.09. MECKLENBURG REPORTS. Since January 1, 1992, and where the failure to file has had or could have a material and adverse effect on Mecklenburg, Mecklenburg has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (I) the FDIC,
(II) the North Carolina Commissioner of Banks (the "Commissioner"), or (III) any other governmental or regulatory authorities having jurisdiction over Mecklenburg. All such reports, registrations and statements filed by Mecklenburg with the FDIC, the Commissioner or other such regulatory authority are collectively referred to herein as the "Mecklenburg Reports." As of their respective dates, each Mecklenburg Report complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the regulatory authority with which it was filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and Mecklenburg has not been notified that any such Mecklenburg Report was deficient in any material respect as to form or content. Following the date of this Agreement, Mecklenburg shall deliver to the Holding Company, simultaneous with the filing thereof, a copy of each report, registration, statement or other regulatory filing made by it with the FDIC, the Commissioner or any other such regulatory authority.

                   2.10. MECKLENBURG FINANCIAL STATEMENTS. Mecklenburg has delivered to Triangle a copy (I) of its balance sheets as of December 31, 1995 and December 31, 1996, and its statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 1994, December 31, 1995 and December 31, 1996, together with notes thereto (the "Mecklenburg Financial Statements"), and (II) a copy of its balance sheet as of March 31, 1997 and its statement of operations for the three months ended March 31, 1997 (the "Mecklenburg Interim Financial Statements"); and, following the date of this Agreement, Mecklenburg promptly will deliver to Triangle all other annual or interim financial statements prepared by or for Mecklenburg. The Mecklenburg Financial Statements and the Mecklenburg Interim Financial Statements (including any related notes and schedules thereto) (I) are in accordance with Mecklenburg's books and records, and (II) were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and present fairly in all material respects Mecklenburg's financial condition, assets and liabilities, results of operations, changes in stockholders' equity and changes in cash flows as of the dates indicated and for the periods specified therein. The Mecklenburg Financial Statements have been audited and certified by Mecklenburg's independent certified public accountants, KPMG Peat Marwick L.L.P.

                   2.11. TAX RETURNS AND OTHER TAX MATTERS. (I) Mecklenburg has timely filed or caused to be filed all federal, state and local tax returns and reports which are required by law to have been filed, and, to the best knowledge and belief of management of Mecklenburg, all such returns and reports were true, correct and complete and contained all material information required to be contained therein; (II) all federal, state and local income, profits, franchise, sales, use, occupation, property, excise and other taxes (including interest and penalties), charges and assessments which have become due from or been assessed or levied against Mecklenburg or its property have been fully paid, and, with respect to any such taxes to become due from Mecklenburg for any period or periods through and including March 31, 1997, adequate provision has been made for the payment of all such taxes and such provision is reflected in the Mecklenburg Financial Statements; (III) Mecklenburg's tax returns and reports have been examined or closed by applicable statutes of limitations through the tax year ended December 31, 1992, and Mecklenburg has not received any indication of the pendency of any audit or examination in connection with any tax return or report and has no knowledge that any such return or report is subject to adjustment; and (IV) Mecklenburg has not executed any waiver or extended the statute of limitations (or been asked to execute a waiver or extend a statute of limitation) with respect to any tax year, the audit of any tax return or report or the assessment or collection of any tax. Any deferred taxes of Mecklenburg have been provided for in the Mecklenburg Financial Statements in all material respects.

                   2.12. ABSENCE OF MATERIAL ADVERSE CHANGES OR CERTAIN OTHER EVENTS.

                                  (I) Since December 31, 1996, Mecklenburg has
conducted its business only in the ordinary course, and there has been no material adverse change, and there has occurred no event or development and, to the best knowledge of management of Mecklenburg, there currently exists no condition or circumstance (other than conditions or circumstances affecting the banking industry generally, but excluding movements in interest rates in the economy) which, with the lapse of time or otherwise, is reasonably likely to cause, create or result in a material adverse change, in or affecting the financial condition of Mecklenburg or in its results of operations, prospects, business, assets, loan portfolio, investments, properties or operations.

                                  (II) Since December 31, 1996, and other than
in the ordinary course of its business, including its normal salary review for 1997, Mecklenburg has not incurred any material liability or engaged in any material transaction or entered into any material agreement, increased the salaries, compensation or general benefits payable to its employees, suffered any loss, destruction or damage to any of its properties or assets, or made a material acquisition or disposition of any assets or entered into any material contract or lease.

                  2.13. ABSENCE OF UNDISCLOSED LIABILITIES. Mecklenburg has no liabilities or obligations, whether known or unknown, matured or unmatured, accrued, absolute, contingent or otherwise, whether due or to become due (including without limitation tax liabilities or unfunded liabilities under employee benefit plans or arrangements), other than (I) those reflected in the Mecklenburg Financial Statements and the Mecklenburg Interim Financial Statements, or (II) obligations or liabilities incurred in the ordinary course of its business since March 31, 1997, and which are not reasonably likely to, individually or in the aggregate, cause a material adverse change in Mecklenburg.

                  2.14. COMPLIANCE WITH EXISTING OBLIGATIONS. Mecklenburg has performed in all material respects all obligations required to be performed by it under, and it is not in default in any material respect under, or in violation in any material respect of, the terms and conditions of its Articles of Incorporation or Bylaws, and/or any contract, agreement, lease, mortgage, note, bond, indenture, license, obligation, understanding or other undertaking (whether oral or written) to which Mecklenburg is bound or by which it, its business, capital stock or any of its properties or assets may be affected.

                   2.15. LITIGATION AND COMPLIANCE WITH LAW.
                                       11

                                  (I) There are no actions, suits, arbitrations,
controversies or other proceedings (or, to the best knowledge and belief of management of Mecklenburg, any facts or circumstances which reasonably could result in such), including without limitation any action by any governmental or regulatory authority, which currently exists or is ongoing, pending or, to the best knowledge and belief of management of Mecklenburg threatened, contemplated or probable of assertion, against, relating to or otherwise affecting Mecklenburg or any of its properties or assets which, if determined adversely, could result in liability on the part of Mecklenburg for, or subject it to, monetary damages, fines or penalties, or an injunction, and which could have a material adverse effect on Mecklenburg's financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations or on the ability of Mecklenburg to consummate the Merger;

                                  (II) Mecklenburg has all licenses, permits,
orders, authorizations or approvals ("Permits") of any federal, state, local or foreign governmental or regulatory body that are material to or necessary for the conduct of its business or to own, lease and operate its properties; all such Permits are in full force and effect; no violations are or have been recorded in respect of any such Permits; and no proceeding is pending or, to the best knowledge of management of Mecklenburg, threatened or probable of assertion to suspend, cancel, revoke or limit any Permit;

                                  (III) Mecklenburg is not subject to any
supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any regulatory or other governmental authority (including without limitation the FDIC or the Commissioner) relating to its financial condition, directors or officers, operations, capital, regulatory compliance or otherwise; there are no judgments, orders, stipulations, injunctions, decrees or awards against Mecklenburg which in any manner limit, restrict, regulate, enjoin or prohibit any present or past business or practice of Mecklenburg; and Mecklenburg has not been advised and has no reason to believe that any regulatory or other governmental authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree or award; and,

                                  (IV) Mecklenburg is not in violation or
default in any material respect under, and has complied in all material respects with, all laws, statutes, ordinances, rules, regulations, orders, writs, injunctions or decrees of any court or federal, state, municipal or other governmental or regulatory authority having jurisdiction or authority over it or its business operations, properties or assets (including without limitation all provisions of North Carolina law relating to usury, the Consumer Credit Protection Act, and all other laws and regulations applicable to extensions of credit by Mecklenburg) and there is no basis for any claim by any person or authority for compensation, reimbursement or damages or otherwise for any violation of any of the foregoing that would have any material adverse effect on the financial condition of Mecklenburg.

                  2.16. REAL PROPERTIES. Mecklenburg has Previously Disclosed to the Holding Company a listing of all real property owned or leased by Mecklenburg (including Mecklenburg's banking facilities and all other real estate or foreclosed properties owned by Mecklenburg) (the "Real Property") and all leases, if any, pertaining to any such Real Property to which Mecklenburg is a party (the "Real Property Leases"). With respect to all Real Property owned by Mecklenburg, Mecklenburg has good and marketable fee simple title to such Real Property and owns the same free and clear of all mortgages, liens, leases, encumbrances, title defects and exceptions to title other than
(I) the lien of current taxes not yet due and payable, and (II) such imperfections of title and restrictions, covenants and easements (including utility easements) which do not affect materially the value of the Real Property and which do not and will not materially detract from, interfere with or restrict the present or future use of the properties subject thereto or affected thereby. With respect to each Real Property Lease (I) such lease is valid and enforceable in accordance with its terms, (II) there currently exists no circumstance or condition which constitutes an event of default by Mecklenburg or its lessor or which, with the passage of time or the giving of required notices will or could constitute such an event of default, and (iii) subject to any required consent of Mecklenburg's lessor, each such Real Property Lease may be assigned to the Holding Company and the execution and delivery of this Agreement does not constitute an event of default thereunder.

                                  To the best of the knowledge and belief of
management of Mecklenburg, the Real Property complies in all material respects with all applicable federal, state and local laws, regulations, ordinances or orders of any governmental authority, including those relating to zoning, building and use permits, and the Real Property may be used under applicable zoning ordinances for commercial banking facilities as a matter of right rather than as a conditional or nonconforming use.

                                  All improvements and fixtures included in or
on the Real Property are in good condition and repair, ordinary wear and tear excepted, and, except as may have been Previously Disclosed pursuant to Paragraph 2.21 below, there does not exist any condition which interferes with Mecklenburg's use or affects the economic value thereof.

                   2.17. LOANS, ACCOUNTS, NOTES AND OTHER RECEIVABLES.

                        (I) All loans, accounts, notes and other receivables reflected as assets on Mecklenburg's books and records (A) have resulted from bona fide business transactions in the ordinary course of Mecklenburg's operations, (B) in all material respects were made in accordance with Mecklenburg's customary loan policies and procedures, and (C) are owned by Mecklenburg free and clear of all liens, encumbrances, assignments, participation or repurchase agreements or other exceptions to title or to the ownership or collection rights of any other person or entity.

                        (II) All records of Mecklenburg regarding all outstanding loans, accounts, notes and other receivables, and all other real estate owned, are accurate in all material respects, and, with respect to each loan which Mecklenburg's loan documentation indicates is secured by any real or personal property or property rights ("Loan Collateral"), such loan is secured by valid, perfected and enforceable liens on all such Loan Collateral having the priority described in Mecklenburg's records of such loan.

                        (III) To the best knowledge of management of Mecklenburg, each loan reflected as an asset on Mecklenburg's books, and each guaranty therefor, is the legal, valid and binding obligation of the obligor or guarantor thereon, and no defense, offset or counterclaim has been asserted with respect to any such loan or guaranty.

                        (IV) Mecklenburg has Previously Disclosed to the Holding Company a listing of (A) each loan, extension of credit or other asset of Mecklenburg which, as of March 31, 1997, is classified by the FDIC, the Commissioner or by Mecklenburg as "Loss", "Doubtful", "Substandard" or "Special Mention" (or otherwise by words of similar import), or which Mecklenburg has designated as a special asset or for special handling or placed on any "watch list" because of concerns regarding the ultimate collectibility or deteriorating condition of such asset or any obligor or Loan Collateral therefor, and (B) each loan or extension of credit of Mecklenburg which, as of March 31, 1997, was past due thirty (30) days or more as to the payment of principal and/or interest, or as to which any obligor thereon (including the borrower or any guarantor) otherwise was in default, is the subject of a proceeding in bankruptcy or otherwise has indicated any inability or intention not to repay such loan or extension of credit. Each such listing is accurate and complete as of the date indicated.

                        (V) To the best knowledge and belief of Mecklenburg's management, each of Mecklenburg's loans and other extensions of credit (with the exception of those loans and extensions of credit specified in the written listings described in Subparagraph (iv) above) is collectible in the ordinary course of Mecklenburg's business in an amount which is not less than the amount at which it is carried on Mecklenburg's books and records.

                        (VI) Mecklenburg's reserve for possible loan losses (the "Loan Loss Reserve") shown in the Mecklenburg Interim Financial Statements has been established in conformity with GAAP, sound banking practices and all applicable requirements of the FDIC and rules and policies of the Commissioner and, in the best judgment of Mecklenburg's management, is reasonable in view of the size and character of Mecklenburg's loan portfolio, current economic conditions and other relevant factors, and is adequate to provide for losses relating to or the risk of loss inherent in Mecklenburg's loan portfolio and other real estate owned.

                  2.18. SECURITIES PORTFOLIO AND INVESTMENTS. All securities owned by Mecklenburg (whether owned of record or beneficially) are held free and clear of all mortgages, liens, pledges, encumbrances or any other restriction or rights of any other person or entity, whether contractual or statutory, which would materially impair the ability of Mecklenburg to dispose freely of any such security and/or otherwise to realize the benefits of ownership thereof at any time (other than pledges of securities in the ordinary course of Mecklenburg's business to secure public funds deposits and in connection with repurchase agreements with customers and Federal Home Loan Bank borrowings). There are no voting trusts or other agreements or undertakings to which Mecklenburg is a party with respect to the voting of any such securities. With respect to all "repurchase agreements" to which Mecklenburg has "purchased" securities under agreement to resell (if any), Mecklenburg has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt owed to Mecklenburg which is secured by such collateral.

         Except for fluctuations in the market values of United States Treasury and agency or municipal securities, since March 31, 1997, there has been no significant deterioration or material adverse change in the quality, or any material decrease in the value, of Mecklenburg's securities portfolio greater than that provided in Paragraph 7.03.k. hereof.

                  2.19. PERSONAL PROPERTY AND OTHER ASSETS. All assets of Mecklenburg (including without limitation all banking equipment, data processing equipment, vehicles, and all other personal property located in or used in the operation of each office of Mecklenburg or otherwise used by Mecklenburg in the operation of its business) are owned by Mecklenburg free and clear of all liens, leases, encumbrances, title defects or exceptions to title. All of Mecklenburg's banking equipment is in good operating condition and repair, ordinary wear and tear excepted.

                  2.20. PATENTS, TRADEMARKS AND LICENSES. Mecklenburg owns, possesses or has the right to use any and all patents, licenses, trademarks, trade names, copyrights, trade secrets and proprietary and other confidential information necessary to conduct its business as now conducted; and, to its best knowledge, Mecklenburg has not violated, and is not currently in conflict with, any patent, license, trademark, trade name, copyright or proprietary right of any other person or entity.

                  2.21. ENVIRONMENTAL MATTERS. Mecklenburg has Previously Disclosed and provided to the Holding Company copies of all written reports, correspondence, notices or other materials, if any, in its possession pertaining to environmental reports, surveys, assessments, notices of violation, notices of regulatory requirements, penalty assessments, claims, actions or proceedings, past or pending, of the Real Property or any of its Loan Collateral and any improvements thereon, or to any violation of Environmental Laws (as defined below) on, affecting or otherwise involving the Real Property, any Loan Collateral or otherwise involving Mecklenburg.

         To the best of the knowledge and belief of management of Mecklenburg:

                                  (I) there has been no presence, use,
production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control or clean-up, in a reportable or regulated quantity, of any hazardous, toxic or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, oil or other petroleum products or byproducts, asbestos or materials containing (or presumed to contain) asbestos, polychlorinated biphenyls, or radioactive materials, and/or any hazardous, toxic, regulated or dangerous waste, substance or material defined as such by the United States Environmental Protection Agency or any other federal, state or local government or agency or political subdivision thereof, or for the purpose of any Environmental Laws (as defined herein), as may now or hereafter (through the Effective Time) be defined or in effect ("Hazardous Substances") by any person on, from or relating to any parcel of the Real Property;

                                  (II) Mecklenburg has not violated any federal,
state or local law, rule, regulation, order, permit or other requirement relating to health, safety or the environment or imposing liability, responsibility or standards of conduct applicable to environmental conditions (all such laws, rules, regulations, orders and other requirements being herein collectively referred to as "Environmental Laws"), and, there has been no violation of any Environmental Laws (including any violation with respect to or relating to any Loan Collateral) by any other person or entity for whose liability or obligation with respect to any particular matter or violation Mecklenburg is or may be responsible or liable;

                                  (III) Mecklenburg is not subject to any
claims, demands, causes of action, suits, proceedings, losses, damages, penalties, liabilities, obligations, costs or expenses of any kind and nature which arise out of, under or in connection with, or which result from or are based upon the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control or clean-up of any Hazardous Substances on, from or relating to the Real Property or any Loan Collateral, by Mecklenburg or any other person or entity; and,

                                  (IV) no facts, events or conditions relating
to the Real Property or any Loan Collateral, or the operations of Mecklenburg at any of its office locations, will prevent, hinder or limit continued compliance with Environmental Laws, or give rise to any investigatory, remedial or corrective actions, obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental Laws.

                  For purposes of this Agreement, "Environmental Laws" shall include:

                                  (I) all federal, state and local statutes,
regulations, ordinances, orders, decrees, and similar provisions having the force or effect of law,

                                  (II) all contractual agreements, and

                                  (III) all common law,
concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, discharge, release, threatened release, control or clean-up of any Hazardous Substances (including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendment and Reauthorization Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, the Oil Pollutant Act, the Coastal Zone Management Act, any "Superfund" or "Superlien" law, the North Carolina Oil Pollution and Hazardous Substances Control Act, the North Carolina Water and Air Resources Act and the North Carolina Occupational Safety and Health Act, including any amendments thereto from time to time) as such may now or hereafter (through the Effective Time) be defined or in effect.

                   2.22. ABSENCE OF BROKERAGE OR FINDERS COMMISSIONS. (I) All negotiations relative to this Agreement and the transactions described herein have been carried on by Mecklenburg directly with the Holding Company; (II) no person or firm has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of, Mecklenburg or its Board of Directors, as a broker, finder or agent or has performed similar functions or otherwise is or may be entitled to receive or claim a brokerage fee or other commission in connection with the transactions described herein; and (III) Mecklenburg has not agreed to pay any brokerage fee or other commission to any person or entity in connection with the transactions described herein.

                  2.23. MATERIAL CONTRACTS. Except for leases on Mecklenburg's branch offices, Mecklenburg is not a party to or bound by any agreement involving money or other property in an amount or with a value in excess of $100,000 (I) which is not to be performed in full prior to December 31, 1997,
(II) which calls for the provision of goods or services to Mecklenburg and cannot be terminated without material penalty upon written notice to the other party thereto, (III) which is material to Mecklenburg and was not entered into in the ordinary course of business, (IV) which involves hedging, options or any similar trading activity, or interest rate exchanges or swaps, (V) which commits Mecklenburg to extend any loan or credit (with the exception of letters of credit, lines of credit and loan commitments extended in the ordinary course of Mecklenburg's business), (VI) which involves the purchase or sale of any assets of Mecklenburg, or the purchase, sale, issuance, redemption or transfer of any capital stock or other securities issued by Mecklenburg, or (VII) with any director, officer or principal shareholder of Mecklenburg (including without limitation any employment or consulting agreement, but not including any agreement relating to loans or other banking services which were made in the ordinary course of Mecklenburg's business and on substantially the same terms and conditions as were prevailing at that time for similar agreements with unrelated persons).

                  Mecklenburg is not in default in any material respect, and there has not occurred any event which with the lapse of time or giving of notice or both would constitute such a default, under any contract, lease, insurance policy, commitment or arrangement to which it is a party or by which it or its property is or may be bound or affected or under which it or its property receives benefits, where the consequences of such default would have a material adverse effect on the financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations of Mecklenburg.

                   2.24. EMPLOYMENT MATTERS; EMPLOYEE RELATIONS. Mecklenburg (I) has paid in full to or accrued on behalf of all its directors, officers and employees all wages, salaries, commissions, bonuses, fees, sick pay, severance pay, all other amounts promised to the extent required by law or when Mecklenburg has a policy of making such payments and other direct compensation for all services performed by them to the date of this Agreement and (II) is in compliance with all federal, state and local laws, statutes, rules and regulations with regard to employment and employment practices, terms and conditions, and wages and hours and other compensation matters; and no person has, to the knowledge of management of Mecklenburg, asserted that Mecklenburg is liable in any amount for any arrearages in wages or employment taxes or for any penalties for failure to comply with any of the foregoing.

                        There is no action, suit or proceeding by any person pending or, to the best knowledge of management of Mecklenburg, threatened, against Mecklenburg (or any of its employees), involving employment discrimination, sexual harassment, wrongful discharge or similar claims.

                        Mecklenburg is not a party to or bound by any collective bargaining agreement with any of its employees, any labor union or any other collective bargaining unit or organization. There is no pending or threatened labor dispute, work stoppage or strike involving Mecklenburg and any of its employees, or any pending or threatened proceeding in which it is asserted that Mecklenburg has committed an unfair labor practice; and Mecklenburg is not aware of any activity involving it or any of its employees seeking to certify a collective bargaining unit or engaging in any other labor organization activity.

                  2.25.    EMPLOYMENT AGREEMENTS;  EMPLOYEE BENEFIT PLANS


                        (I) Mecklenburg is not a party to or bound by any employment agreements with any of its directors, officers or employees.

                        (II) Mecklenburg has Previously Disclosed and has delivered or made available to the Holding Company prior to the execution of this Agreement copies, in each case, of all pension, stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), currently adopted, maintained by, sponsored in whole or in part by, or contributed to by Mecklenburg for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible toparticipate (collectively, the "Mecklenburg Benefit Plans"). Any of the Mecklenburg Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Mecklenburg ERISA Plan." No Mecklenburg ERISA Plan is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) or is or has been a multi-employer plan within the meaning of
Section 3(37) of ERISA. Neither Mecklenburg nor any affiliate of Mecklenburg has ever been required to contribute to a multi-employer plan, as defined in
Section 3(37) of ERISA.

                  (III) All Mecklenburg Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable laws, rules or regulations, the breach or violation of which are reasonably likely to have, individually or in the aggregate, a material adverse effect on Mecklenburg. Each Mecklenburg ERISA Plan which is intended to be qualified under
Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and Mecklenburg is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the knowledge of Mecklenburg, Mecklenburg has not engaged in a transaction with respect to any Mecklenburg Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject Mecklenburg to a tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a material adverse effect on Mecklenburg.

                  (IV) Mecklenburg has no liability for retiree health and life benefits under any of the Mecklenburg Benefit Plans and there are no restrictions on the rights of Mecklenburg to amend or terminate any such Plan without incurring any liability thereunder, which liability is reasonably likely to have a material adverse effect on Mecklenburg.

                  (V) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of Mecklenburg from Mecklenburg under any Mecklenburg Benefit Plan or otherwise, (B) increase any benefits otherwise payable under any Mecklenburg Benefit Plan or otherwise, or
(C) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a material adverse effect on Mecklenburg.

                  (VI) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of Mecklenburg and their respective beneficiaries have been fully reflected on the Mecklenburg Financial Statements to the extent required by and in accordance with GAAP.

                  2.26. INSURANCE. Mecklenburg has in effect a "banker's blanket bond" and such other policies of general liability, casualty, directors and officers liability, employee fidelity, errors and omissions and other property and liability insurance as have been Previously Disclosed to the 19

Holding Company (the "Policies"). The Policies provide coverage in such amounts and against such liabilities, casualties, losses or risks as is customary or reasonable for entities engaged in Mecklenburg's business or as is required by applicable law or regulation; and, in the reasonable opinion of management of Mecklenburg, the insurance coverage provided under the Policies is considered reasonable and adequate in all respects for Mecklenburg. Each of the Policies is in full force and effect and is valid and enforceable in accordance with its terms, and is underwritten by an insurer of recognized financial responsibility and which is qualified to transact business in North Carolina; and Mecklenburg has taken all requisite actions (including the giving of required notices) under each such Policy in order to preserve all rights thereunder with respect to all matters. Mecklenburg is not in default under the provisions of, has not received notice of cancellation or nonrenewal of or any material premium increase on, or has any knowledge of any failure to pay any premium on or any inaccuracy in any application for any Policy. There are no pending claims with respect to any Policy (and Mecklenburg is not aware of any facts which would form the basis of any such claim), and Mecklenburg has no knowledge of any state of facts or of the occurrence of any event that is reasonably likely to form the basis for any such claim.

                  2.27. INSURANCE OF DEPOSITS. All deposits of Mecklenburg are insured by the Bank Insurance Fund of the FDIC to the maximum extent permitted by law, all deposit insurance premiums due from Mecklenburg to the FDIC have been paid in full in a timely fashion, and, to the best of the knowledge and belief of Mecklenburg's executive officers, no proceedings have been commenced or are contemplated by the FDIC or otherwise to terminate such insurance.

                  2.28. AFFILIATES. Mecklenburg has Previously Disclosed to the Holding Company a listing of those persons deemed by Mecklenburg and its counsel as of the date of this Agreement to be "Affiliates" of Mecklenburg (as that term is defined in Rule 405 promulgated under the Securities Act of 1933), including persons, trusts, estates, corporations or other entities related to persons deemed to be Affiliates of Mecklenburg.

                 2.29. OBSTACLES TO REGULATORY APPROVAL, ACCOUNTING TREATMENT OR TAX TREATMENT. To the best of the knowledge and belief of management of Mecklenburg, there exists no fact or condition (including Mecklenburg's record of compliance with the Community Reinvestment Act) relating to Mecklenburg that may reasonably be expected to (I) prevent or materially impede or delay the Holding Company or Mecklenburg from obtaining the regulatory approvals required in order to consummate transactions described herein, (II) prevent the Merger from qualifying to be a reorganization under Section 368(a)(1)(A) of the Code, or (III) prevent the Merger from being treated as a "pooling-of-interests" for accounting purposes; and, if any such fact or condition becomes known to Mecklenburg, Mecklenburg shall promptly (and in any event within three days after obtaining such knowledge) communicate such fact or condition to the President of the Holding Company.

                  2.30. DISCLOSURE. To the best of the knowledge and belief of Mecklenburg, no written statement, certificate, schedule, list or other written information furnished by or on behalf of Mecklenburg at any time to the Holding Company in connection with this Agreement (including without limitation information "Previously Disclosed" by Mecklenburg), when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by Mecklenburg to the Holding Company is or will be a true and complete copy of such document, unmodified except by another document delivered by Mecklenburg.

           ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE HOLDING
                                    COMPANY

          Except as otherwise specifically described herein or as "Previously Disclosed" (as defined in Paragraph 10.01. below) to Mecklenburg, the Holding Company hereby makes the following representations and warranties to Mecklenburg.

                  3.01. ORGANIZATION; STANDING; POWER. The Holding Company and its subsidiaries each (I) is duly organized and incorporated, validly existing and in good standing under the laws of North Carolina, (II) has all requisite power and authority (corporate and other) to own its respective properties and conduct its respective businesses as now being conducted, (III) is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its respective businesses makes such qualification necessary, except where failure so to qualify would not have a material adverse effect on the Holding Company and its subsidiaries considered as one enterprise, and (IV) is not transacting business, or operating any properties owned or leased by it, in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a material adverse effect on the Holding Company and its subsidiaries considered as one enterprise.

                  3.02. CAPITAL STOCK. The Holding Company's authorized capital stock consists of 20,000,000 shares of Triangle Stock. As of March 31, 1997, an aggregate of 10,488,854 shares of Triangle Stock were issued and outstanding. The Holding Company's outstanding capital stock has been duly authorized and validly issued, and is fully paid and nonassessable, and the shares of Triangle Stock issued to Mecklenburg's shareholders pursuant to this Agreement, when issued as described herein, will be duly authorized, validly issued, fully paid, nonassessable and freely tradable by all holders other than Affiliates.

                  3.03. AUTHORIZATION AND VALIDITY OF AGREEMENT. This Agreement has been duly and validly approved by the Holding Company's Board of Directors and executed and delivered on the Holding Company's behalf. (I) The Holding Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described herein, (II) all corporate proceedings required to be taken to authorize the Holding Company to enter into this Agreement and to perform its obligations and agreements and carry out the transactions described herein have been duly and properly taken, and (III) this Agreement constitutes the valid and binding agreement of the Holding Company enforceable in accordance with its terms (except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect 21

which affect creditors' rights generally, (B) by legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, and (C) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

                   3.04. VALIDITY OF TRANSACTIONS; ABSENCE OF REQUIRED CONSENTS OR WAIVERS. Except where the same would not have a material adverse effect on the Holding Company and its subsidiaries considered as one enterprise, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by the Holding Company with any of its obligations or agreements contained herein, will: (I) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, the Holding Company's Articles of Incorporation or Bylaws, or any contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which the Holding Company is bound or by which it, its business, capital stock or any of its properties or assets may be affected; (II) result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of the Holding Company's properties or assets; (III) violate any applicable federal or state statute, law, rule or regulation, or any order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body; (IV) result in the acceleration of any obligation or indebtedness of the Holding Company; or (V) interfere with or otherwise adversely affect the Holding Company's ability to carry on its business as presently conducted.

                  No consents, approvals or waivers are required to be obtained from any person or entity in connection with the Holding Company's execution and delivery of this Agreement, or the performance of its obligations or agreements or the consummation of the transactions described herein, except for the required approvals of the Holding Company's shareholders as described in Paragraph 7.01.c. below and of governmental or regulatory authorities described in Paragraph 7.01.a. below.

                  3.05. HOLDING COMPANY BOOKS AND RECORDS. The Holding Company's books of account and business records have been maintained in substantial compliance with all applicable legal and accounting requirements and in accordance with good business practices, and such books and records are complete and reflect accurately in all material respects the Holding Company's items of income and expense and all of its assets, liabilities and stockholders' equity. The minute books of the Holding Company accurately reflect in all material respects the corporate actions which its shareholders and board of directors, and all committees thereof, have taken during the time periods covered by such minute books. All such minute books have been or will be made available to Mecklenburg and its representatives.

                  3.06. HOLDING COMPANY REPORTS. Since January 1, 1992, and where the failure to file has had or could have a material and adverse effect on the Holding Company and its subsidiaries considered as one enterprise, the Holding Company and its consolidated subsidiaries have filed all reports, registrations and statements, together with any amendments that were required to be made with respect thereto, that were required to be filed with (I) the Securities and

Exchange Commission (the "SEC"), (II) the Board of Governors of the Federal Reserve System (the "FRB"), (III) the FDIC, (IV) the Commissioner, and (V) any other governmental or regulatory authorities having jurisdiction over the Holding Company or its subsidiaries. All such reports and statements filed with the SEC, the FRB, the FDIC, the Commissioner or other such regulatory authority are collectively referred to herein as the "Holding Company Reports." As of their respective dates, the Holding Company Reports complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Holding Company has not been notified that any of the Holding Company Reports were deficient in any material respect as to form or content. Following the date of this Agreement, the Holding Company shall deliver to Mecklenburg upon its request a copy of any report, registration, statement or other regulatory filing made by the Holding Company or its subsidiaries with the SEC, the FRB, the FDIC, the Commissioner or any other such regulatory authority.

                   3.07. HOLDING COMPANY FINANCIAL STATEMENTS. The Holding Company has delivered to Mecklenburg (I) a copy of the Holding Company's consolidated balance sheets as of December 31, 1995 and December 31, 1996, and its consolidated statements of income, changes in shareholders' equity, and cash flows for the years ended December 31, 1994, December 31, 1995 and December 31, 1996 (the "Holding Company Financial Statements"), and (II) a copy of the Holding Company's balance sheet as of March 31, 1997 and its statement of operations for the three months ended March 31, 1997 (the "Holding Company Interim Financial Statements"). The Holding Company Financial Statements and the Holding Company Interim Financial Statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and present fairly in all material respects the Holding Company's consolidated financial condition, assets and liabilities, results of operations, changes in shareholders' equity and changes in cash flows as of the dates and for the periods specified therein. The Holding Company Financial Statements have been audited by the Holding Company's independent accountants, Coopers & Lybrand L.L.P.

                   3.08. ABSENCE OF MATERIAL ADVERSE CHANGES. Since March 31, 1997 there has been no material adverse change, and there has occurred no event or development and, to the best knowledge of management of the Holding Company, there currently exists no condition or circumstance (other than conditions or circumstances affecting the banking industry generally, but excluding movements in interest rates in the economy) which, with the lapse of time or otherwise, is reasonably likely to cause, create or result in a material adverse change, in or affecting the Holding Company's consolidated financial condition or results of operations, or in its consolidated assets, loan portfolio, investments, properties or operations.

                  3.09.    LITIGATION AND COMPLIANCE WITH LAW.

                                  (I) There are no actions, suits, arbitrations,
controversies or other proceedings or investigations (or, to the best knowledge and belief of management of the Holding Company, any facts or circumstances which reasonably could result in such), including without limitation any such action by any governmental or regulatory authority, which currently exists or is ongoing, pending or, to the best knowledge and belief of management of the Holding Company, threatened, contemplated or probable of assertion, against, relating to or otherwise affecting the Holding Company or any of its properties or assets which, if determined adversely, could result in liability on the part of the Holding Company for, or subject it to, monetary damages, fines or penalties, or an injunction, and which could have a material adverse change in or affecting the Holding Company's consolidated financial condition or results of operations, or in its consolidated assets, loan portfolio, investments, properties or operations or on the ability of the Holding Company to consummate the Merger;

                                  (II) The Holding Company and its subsidiaries
each has all licenses, permits, orders, authorizations or approvals ("Permits") of any federal, state, local or foreign governmental or regulatory body that are material to or necessary for the conduct of its business or to own, lease and operate its properties; all such Permits are in full force and effect; no violations are or have been recorded in respect of any such Permits; and no proceeding is pending or, to the best knowledge of management of the Holding Company, threatened or probable of assertion to suspend, cancel, revoke or limit any Permit;

                                  (III) Neither the Holding Company nor any of
its subsidiaries is subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any regulatory or other governmental authority (including without limitation the FDIC, the FRB or the Commissioner) relating to its financial condition, directors or officers, operations, capital, regulatory compliance or otherwise; there are no judgments, orders, stipulations, injunctions, decrees or awards against the Holding Company or any of its subsidiaries which in any manner limit, restrict, regulate, enjoin or prohibit any present or past business or practice of the Holding Company or any of its subsidiaries; and neither the Holding Company nor any of its subsidiaries has been advised or has any reason to believe that any regulatory or other governmental authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree or award; and,

                                  (IV) Neither the Holding Company nor any of
its subsidiaries is in violation or default in any material respect under, and each has complied in all material respects with, all laws, statutes, ordinances, rules, regulations, orders, writs, injunctions or decrees of any court or federal, state, municipal or other governmental or regulatory authority having jurisdiction or authority over it or its business operations, properties or assets (including without limitation all provisions of North Carolina law relating to usury, the Consumer Credit Protection Act, and all other laws and regulations applicable to extensions of credit by the Holding Company's bank subsidiary) and there is no basis for any claim by any person or authority for compensation, reimbursement or damages or otherwise for any violation of any of the foregoing that would have any material effect on the consolidated financial condition of the Holding Company.

                  3.10.    ABSENCE OF BROKERAGE OR FINDERS COMMISSIONS.

(I) All negotiations relative to this Agreement and the transactions described herein have been carried on by the Holding Company directly with Mecklenburg;
(II) no person or firm has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of, the Holding Company or its Board of Directors, as a broker, finder or agent or has performed similar functions or otherwise is or may be entitled to receive or claim a brokerage fee or other commission in connection with the transactions described herein; and (III) the Holding Company has not agreed to pay any brokerage fee or other commission to any person or entity in connection with the transactions described herein.

                  3.11. OBSTACLES TO REGULATORY APPROVAL, ACCOUNTING TREATMENT OR TAX TREATMENT. To the best of the knowledge and belief of the executive officers of the Holding Company, no fact or condition (including the Holding Company's bank subsidiary's record of compliance with the Community Reinvestment
Act) relating to the Holding Company exists that may reasonably be expected to
(I) prevent or materially impede or delay the Holding Company regulatory approvals required in order to consummate the transactions described herein,
(II) prevent the Merger from qualifying to be a reorganization under Section 368(a)(1)(A) of the Code, or (III) prevent the Merger from being treated as a "pooling-of-interests" for accounting purposes; and, if any such fact or condition becomes known to the executive officers of the Holding Company, it promptly (and in any event within three days after obtaining such knowledge) shall communicate such fact or condition to the President of Mecklenburg.

                  3.12. DISCLOSURE. To the best of the knowledge and belief of the Holding Company, no written statement, certificate, schedule, list or other written information furnished by or on behalf of the Holding Company at any time to Mecklenburg in connection with this Agreement (including without limitation information "Previously Disclosed" by the Holding Company), when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by the Holding Company to Mecklenburg is or will be a true and complete copy of such document, unmodified except by another document delivered by the Holding Company.

ARTICLE IV.  COVENANTS OF MECKLENBURG

         4.01. AFFIRMATIVE COVENANTS OF MECKLENBURG. Mecklenburg hereby covenants and agrees as follows with the Holding Company.

                  A. "AFFILIATES" OF MECKLENBURG. Mecklenburg will use its best efforts to cause each person who shall be deemed by the Holding Company or its counsel, in their sole discretion, to be an Affiliate of Mecklenburg (as defined in Paragraph 2.28 above), to execute and deliver to the Holding Company at least thirty (30) days prior to the Closing a written agreement (the "Affiliates' Agreement") relating to restrictions on shares of Triangle Stock to be received by such Affiliates pursuant to this Agreement and which Affiliates' Agreement shall be in form and content reasonably satisfactory to the Holding Company and substantially in the form attached as Schedule B to this Agreement. Certificates for the shares of Triangle Stock issued to Affiliates of Mecklenburg shall bear a restrictive legend (substantially in the form as shall be set forth in the Affiliates' Agreement) with respect to the restrictions applicable to such shares.

                  B. CONDUCT OF BUSINESS PRIOR TO EFFECTIVE TIME. While the parties recognize that the operation of Mecklenburg until the Effective Time is the responsibility of Mecklenburg and its Board of Directors and officers, Mecklenburg agrees that, between the date of this Agreement and the Effective Time, Mecklenburg will carry on its business, in and only in the regular and usual course in substantially the same manner as such business heretofore was conducted, and, to the extent consistent with such business and within its ability to do so, Mecklenburg agrees that it will:

                        (I) preserve intact its present business organization, keep available its present officers and employees, and preserve its relationships with customers, depositors, creditors, correspondents, suppliers, and others having business relationships with it;

                        (II) maintain all its properties and equipment in customary repair, order and condition, ordinary wear and tear excepted;

                        (III) maintain its books of account and records in the usual, regular and ordinary manner in accordance with sound business practices applied on a consistent basis;

                        (IV) comply with all laws, rules and regulations applicable to it, its properties and to the conduct of its business;

                        (V) continue to maintain in force insurance such as is described in Paragraph 2.26. above; not modify any bonds or policies of insurance in effect as of the date hereof unless the same, as modified, provides substantially equivalent coverage; and not cancel, allow to be terminated or, to the extent available, fail to renew, any such bond or policy of insurance unless the same is replaced with a bond or policy providing substantially equivalent coverage;

                        (VI) provide to the Holding Company on a monthly basis Mecklenburg's market value report on its investment portfolio and on its hedging portfolio; and,
                                       26

                        (VII) promptly provide to the Holding Company such information about Mecklenburg and its financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations, as it reasonably shall request.

                  C. PERIODIC INFORMATION REGARDING LOANS. All new extensions of unsecured credit in excess of $100,000 and of secured credit in excess of $250,000 will be submitted by Mecklenburg to the Holding Company on an after-the-fact basis for the Holding Company's review within fifteen (15) business days of the end of the month in which the extension of credit was made.

                            Additionally, Mecklenburg agrees to make available
and provide to the Holding Company the following information with respect to Mecklenburg's loans and other extensions of credit (such assets herein referred to as "Loans") as of March 31, 1997, and each month thereafter until the Effective Time, such information for each month to be in form and substance as is usual and customary in the conduct of Mecklenburg's business and to be furnished within fifteen (15) business days of the end of each month ending after the date hereof:

                         (I) a list of Loans past due for sixty (60) days or more as to principal or interest;

                         (II) an analysis of the Loan Loss Reserve and management's assessment of the adequacy of the Loan Loss Reserve, which analysis and assessment shall include a list of all classified or "watch list" Loans, along with the outstanding balance and amount specifically allocated to the Loan Loss Reserve for each such classified or "watch list" Loan (this report shall be delivered quarterly rather than monthly);

                         (III)     a list of Loans in nonaccrual status;

                         (IV) a list of all Loans over $50,000 without principal reduction for a period of longer than one year;

                         (V) a list of all foreclosed real property or other real estate owned and all repossessed personal property;

                         (VI) a list of reworked or restructured Loans over $50,000 and still outstanding, including original terms, restructured terms and status; and

                         (VII) a list of any actual or threatened litigation by or against Mecklenburg pertaining to any Loans or credits, which list shall contain a description of circumstances surrounding such litigation, its present status and management's evaluation of such litigation.

                   D. NOTICE OF CERTAIN CHANGES OR EVENTS. Following the execution of this Agreement and up to the Effective Time, Mecklenburg promptly will notify the Holding Company in writing of and provide to it such information as it shall request regarding (I) any material adverse change (other than changes relating to or resulting from changes affecting the banking industry generally, but excluding movements in interest rates in the economy) in its financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations, or of the actual or prospective occurrence of any condition or event which, with the lapse of time or otherwise, is reasonably likely to cause, create or result in any such material adverse change, or (II) the actual or prospective existence or occurrence of any condition or event which, with the lapse of time or otherwise, has caused or may or could cause any statement, representation or warranty of Mecklenburg herein, or any information that has been Previously Disclosed by Mecklenburg to the Holding Company, to be or become materially inaccurate, misleading or incomplete, or which has resulted or may or could cause, create or result in the material breach or violation of any of Mecklenburg's covenants or agreements contained herein or in the failure of any of the conditions described in Paragraphs 7.01. or 7.03. below.

                  E. CONSENTS TO ASSIGNMENT OF LEASES. Mecklenburg will use its reasonable best efforts to obtain all consents of its landlords and lessors to the acquisition of Mecklenburg by the Holding Company as may be required under the Real Property Leases and all other leases, each of which consents shall be in form and substance reasonably satisfactory to the Holding Company.

                  F. FURTHER ACTION; INSTRUMENTS OF TRANSFER, ETC. Mecklenburg covenants and agrees with the Holding Company that it (I) will use its reasonable best efforts in good faith to take or cause to be taken all action required of it hereunder as promptly as practicable so as to permit the consummation of the transactions described herein at the earliest possible date,
(II) shall perform all acts and execute and deliver to the Holding Company all documents or instruments required herein or as otherwise shall be reasonably necessary or useful to or requested by either of them in consummating such transactions, and, (III) will cooperate with the Holding Company in every way in carrying out, and will pursue diligently the expeditious completion of, such transactions.

                   G. CONVERSION TO STATE MEMBER BANK. Mecklenburg shall use its reasonable best efforts in good faith to become a member of the Federal Reserve System as soon as possible after the date of this Agreement.

         4.02. NEGATIVE COVENANTS OF MECKLENBURG. Mecklenburg hereby covenants and agrees that, between the date hereof and the Effective Time, Mecklenburg will not do any of the following things or take any of the following actions without the prior written consent and authorization of the President of the Holding Company.

                   A. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS. Mecklenburg will not amend its Articles of Incorporation or Bylaws.

                  B. CHANGE IN CAPITAL STOCK. Except for Mecklenburg Stock to be issued under the Mecklenburg Stock Plans, Mecklenburg will not (I) make any change in its authorized capital stock, or create any other or additional authorized capital stock or other securities, or (II) issue, sell, purchase, redeem, retire, reclassify, combine or split any shares of its capital stock or other securities issued by Mecklenburg, other than the issuance of shares upon the exercise of stock options which are outstanding as of the date of this Agreement (including securities convertible into capital stock), or enter into any agreement or understanding with respect to any such action.

                  C. OPTIONS, WARRANTS AND RIGHTS. Mecklenburg will not grant or issue any options, warrants, calls, puts or other rights of any kind relating to the purchase, redemption or conversion of shares of its capital stock or any other securities (including securities convertible into capital stock) or enter into any agreement or understanding with respect to any such action.

                  D. DIVIDENDS. Except for the payment of a three cent ($.03) cash dividend per share each quarter (consistent with past practices) Mecklenburg will not declare or pay any dividends or make any other distributions on or in respect of any shares of its capital stock or otherwise to its shareholders.

                  E. EMPLOYMENT, BENEFIT OR RETIREMENT AGREEMENTS OR PLANS. Except as required by law and except as may occur under the Mecklenburg Stock Plans, Mecklenburg will not (I) enter into or become bound by any contract, agreement or commitment for the employment or compensation of any officer, employee or consultant which is not immediately terminable by Mecklenburg without cost or other liability on no more than thirty (30) days notice; (II) adopt, enter into or become bound by any new or additional profit-sharing, bonus, incentive, change in control or "golden parachute", stock option, stock purchase, pension, retirement, insurance (hospitalization, life or other) or similar contract, agreement, commitment, understanding, plan or arrangement (whether formal or informal) with respect to or which provides for benefits for any of its current or former directors, officers, employees or consultants; or
(III) enter into or become bound by any contract with or commitment to any labor or trade union or association or any collective bargaining group.

                  F. INCREASE IN COMPENSATION; ADDITIONAL COMPENSATION. Except as otherwise provided herein, Mecklenburg will not increase the compensation or benefits of, or pay any bonus or other special or additional compensation to, any of Mecklenburg's directors, officers, employees or consultants. Notwithstanding anything contained herein to the contrary, this Paragraph 4.02.f. shall not prohibit annual merit increases in the salaries of its employees or other payments made to employees or directors in connection with existing compensation or benefit plans, so long as such increases or payments are effected at such times and in such manner and amounts as shall be consistent with Mecklenburg's past compensation policies and practices and, in the case of payments made pursuant to compensation or benefit plans, consistent with the terms of those plans.

                  G. ACCOUNTING PRACTICES. Mecklenburg will not make any changes in its accounting methods, practices or procedures or in depreciation or amortization policies, schedules or rates heretofore applied (except as required by generally accepted accounting principles or governmental regulations).

                   H. ACQUISITIONS; ADDITIONAL BRANCH OFFICES. Mecklenburg will not directly or indirectly (I) acquire or merge with, or acquire any branch or all or any significant part of the assets of, any other person or entity, (II) open any new branch office, or (III) enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction or the opening of a new branch office.

                   I. CHANGES IN BUSINESS PRACTICES. Except as may be required by the FDIC, the Commissioner or any other governmental or other regulatory agency or as shall be required by applicable law, regulation or this Agreement, Mecklenburg will not (I) change in any material respect the nature of its business or the manner in which it conducts its business, (II) discontinue any material portion or line of its business, or (III) change in any material respect its lending, investment, asset-liability management or other material banking or business policies (except to the extent required by Paragraph 4.01.b. above).

                  J. EXCLUSIVE MERGER AGREEMENT. Mecklenburg will not, directly or indirectly, through any person (I) encourage, solicit or attempt to initiate or procure discussions, negotiations or offers with or from any person or entity (other than the Holding Company) relating to a merger or other acquisition of Mecklenburg, or the purchase or acquisition of any Mecklenburg Stock, any branch office of Mecklenburg or all or any significant part of Mecklenburg's assets; or provide assistance to any person in connection with any such offer; (II) except as the fiduciary duties of its Board of Directors may require, disclose to any person or entity any information not customarily disclosed to the public concerning Mecklenburg or its business, or afford to any other person or entity access to its properties, facilities, books or records; (III) except for the fiduciary duties of its Board of Directors may require, sell or transfer any branch office of Mecklenburg or all or any significant part of its assets to any other person or entity; or (IV) except for the fiduciary duties of its Board of Directors may require, enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction.

                   K. ACQUISITION OR DISPOSITION OF ASSETS. Mecklenburg will not, without the prior written consent of the Holding Company, which consent shall not be unreasonably withheld:

                        (I) sell or lease (as lessor), or enter into or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of any real estate; or sell or lease (as lessor), or enter into or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of any equipment or any other fixed or capital asset having a value on Mecklenburg's books or a fair market value, whichever is greater, of more than $50,000 for any individual item or asset, or more than $200,000 in the aggregate for all such items or assets;
                                       30

                        (II) purchase or lease (as lessee), or enter into or become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of any real property; or purchase or lease (as lessee), or enter into or become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of any equipment or any other fixed assets having a purchase price, or involving aggregate lease payments, in excess of $50,000 for any individual item or asset, or more than $200,000 in the aggregate for all such items or assets;

                        (III) enter into any purchase commitment for supplies or services which calls for prices of goods or fees for services materially higher than current market prices or fees or which obligates Mecklenburg for a period longer than twelve (12) months;

                        (IV) other than in the ordinary course of business and at a level consistent with past practice but excluding the purchase of any loan participation greater than $500,000, sell, purchase or repurchase, or enter into or become bound by any contract, agreement, option or commitment to sell, purchase or repurchase, any loan or other receivable or any participation in any loan or other receivable; or

                        (V) other than in the ordinary course of business and at a level consistent with past practice, sell or dispose of, or enter into or become bound by any contract, agreement, option or commitment relating to the sale or other disposition of, any other asset of Mecklenburg (whether tangible or intangible, and including without limitation any trade name, copyright, service mark or intellectual property right or license); or assign its right to or otherwise give any other person its permission or consent to use or do business under Mecklenburg's corporate name or any name similar thereto; or release, transfer or waive any license or right granted to it by any other person to use any trademark, trade name, copyright or intellectual property right.

                  L. DEBT; LIABILITIES. Except in the ordinary course of its business consistent with its past practices (including routine borrowings for liquidity purposes from the Federal Home Loan Bank of Atlanta and other correspondent banks), Mecklenburg will not (I) enter into or become bound by any promissory note, loan agreement or other agreement or arrangement pertaining to its borrowing of money, (II) assume, guarantee, endorse or otherwise become responsible or liable for any obligation of any other person or entity, or (III) incur any other liability or obligation (absolute or contingent).

                  M. LIENS; ENCUMBRANCES. Mecklenburg will not mortgage, pledge or subject any of its assets to, or permit any of its assets to become or (except as Previously Disclosed) remain subject to, any lien or any other encumbrance (other than in the ordinary course of business consistent with its past practices in connection with securing of public funds deposits, securities repurchase agreements or other similar operating matters).

                  N. WAIVER OF RIGHTS. Mecklenburg will not waive, release or compromise any material rights in its favor (except in the ordinary course of business) except in good faith for fair value in money or money's worth, nor waive, release or compromise any rights against or with respect to any of its officers, directors or shareholders or members of families of officers, directors or shareholders.

                  O. OTHER CONTRACTS. Mecklenburg will not enter into or become bound by any contracts, agreements, commitments or understandings (other than those described elsewhere in this Paragraph 4.02.) (I) for or with respect to any charitable contributions greater than $25,000 in the aggregate; (II) with any governmental or regulatory agency or authority; (III) pursuant to which Mecklenburg would assume, guarantee, endorse or otherwise become liable for the debt, liability or obligation of any other person; (IV) which is entered into other than in the ordinary course of its business; and (V) which, in the case of any one contract, agreement, commitment or understanding and whether or not in the ordinary course of its business, would obligate or commit Mecklenburg to make expenditures of more than $25,000.

                  ARTICLE V. COVENANTS OF THE HOLDING COMPANY

         The Holding Company hereby covenants and agrees as follows with Mecklenburg.

                  5.01. OPERATION AS SUBSIDIARY. For a period of at least three
(3) years after the Effective Time, the Holding Company shall operate Mecklenburg as a wholly-owned subsidiary, provided such separate operation does not appear to give rise to safety and soundness concerns or present any financial or administrative burden on the Holding Company and its subsidiaries as a whole.

                  5.02. BOARD OF DIRECTORS. Subject to any necessary regulatory and shareholder approval, as soon as practicable following the Effective Time, the Holding Company shall take such steps as appropriate to appoint Cy N. Bahakel, or to cause him to be elected, as a member of the Holding Company's Board of Directors for a term of two (2) years after the Effective Time, and, for such service, Mr. Bahakel shall be compensated in accordance with the Holding Company's standard arrangements for the compensation of its directors.

                  5.03. NASDAQ NATIONAL MARKET SYSTEM NOTIFICATION OF
LISTING OF ADDITIONAL SHARES OF TRIANGLE STOCK. On or before the fifteenth day prior to the Effective Time, the Holding Company shall file with the NASDAQ National Market System such notifications and other materials (and shall pay such fees) as shall be required for the listing on the NASDAQ National Market System of the shares of Triangle Stock to be issued to Mecklenburg's shareholders at the Effective Time.

                  5.04. NOTICE OF CERTAIN CHANGES OR EVENTS. Following the execution of this Agreement and up to the Effective Time, the Holding Company promptly will notify Mecklenburg in writing of and provide to it such information as it shall request regarding (I) any material adverse change (other than changes relating to or resulting from changes affecting the banking industry generally, but excluding movements in interest rates in the economy) in its consolidated financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations, or of the actual or prospective occurrence of any condition or event which, with the lapse of time or otherwise, is reasonably likely to cause, create or result in any such material adverse change, or (II) the actual or prospective existence or occurrence of any condition or event which, with the lapse of time or otherwise, has caused or may or could cause any statement, representation or warranty of the Holding Company herein, or any information that has been Previously Disclosed by the Holding Company to Mecklenburg, to be or become materially inaccurate, misleading or incomplete, or which has resulted or may or could cause, create or result in the material breach or violation of any of the Holding Company's covenants or agreements contained herein or in the failure of any of the conditions described in Paragraphs 7.01. or 7.02. below.

         5.05. THE HOLDING COMPANY TO PROVIDE NECESSARY INFORMATION. The Holding Company will promptly provide to Mecklenburg information regarding the Holding Company and its subsidiaries that Mecklenburg reasonably requests in order to satisfy any of its obligations under Paragraph 4.01.e.

         5.06. THE HOLDING COMPANY TO FILE FORM 8-K. As soon as practicable, the Holding Company will file a Form 8-K with the SEC reflecting the combined operations of the Holding Company and Mecklenburg for the thirty (30) days following the Effective Time.

                          ARTICLE VI. MUTUAL AGREEMENTS

         6.01. SHAREHOLDERS' MEETINGS; REGISTRATION STATEMENT; JOINT PROXY STATEMENT/PROSPECTUS.

                  A. MEETINGS OF SHAREHOLDERS. Mecklenburg shall cause a meeting of its shareholders (the "Mecklenburg Shareholder Meeting", which may be a regular annual meeting or a specially called meeting) to be held as soon as reasonably possible (but in no event less than twenty (20) days following the mailing to Mecklenburg's shareholders of the "Joint Proxy Statement/Prospectus" described below) for the purpose of Mecklenburg's shareholders voting on the approval of the Agreement and the Merger. The Holding Company shall cause a special meeting of its shareholders (the "Triangle Shareholders Meeting") to be held as soon as reasonably possible for the purpose of the Holding Company's shareholders voting on the approval of the Agreement and the Acquisition. In connection with the call and conduct of and all other matters relating to the Mecklenburg Shareholder Meeting and the Triangle Shareholder Meeting (including the solicitation of proxies), Mecklenburg and the Holding Company shall fully comply with all provisions of applicable law and regulations and with their respective Articles of Incorporation and By-laws.

                   B. PREPARATION AND DISTRIBUTION OF JOINT PROXY STATEMENT/PROSPECTUS. The Holding Company and Mecklenburg jointly will prepare a "Joint Proxy Statement/Prospectus" for distribution to Mecklenburg's and the Holding Company's shareholders as their respective proxy statement relating to their solicitation of proxies for use at the Mecklenburg Shareholder Meeting and the Triangle Shareholder Meeting and as the Holding Company's prospectus relating to the offer and distribution of Triangle Stock as described herein. The Joint Proxy Statement/ Prospectus shall be in such form and shall contain or be accompanied by such information regarding the Mecklenburg Shareholder Meeting, the Triangle Shareholder Meeting, this Agreement, the parties hereto, the Merger and other transactions described herein as is required by applicable law and regulations and otherwise as shall be agreed upon by the Holding Company and Mecklenburg. The Holding Company shall include the Joint Proxy Statement/Prospectus as the prospectus in its "Registration Statement" described below, and Mecklenburg shall cause the Joint Proxy Statement/Prospectus to be filed with the FDIC for review; and each party hereto will cooperate with the other in good faith and will use their best efforts to cause the Joint Proxy Statement/Prospectus to comply with any comments of the SEC and the FDIC thereon.

                  The Holding Company and Mecklenburg will mail the Joint Proxy Statement/Prospectus to Mecklenburg's shareholders not less than twenty (20) days prior to the scheduled date of the Mecklenburg Shareholder Meeting; provided, however, that no such materials shall be mailed to Mecklenburg's shareholders unless and until the Holding Company shall have determined to its own satisfaction that the conditions specified in Paragraph 7.03.d. below have been satisfied and shall have approved such mailing.

                   C. REGISTRATION STATEMENT AND "BLUE SKY" APPROVALS. As soon as practicable following the execution of this Agreement, the Holding Company will prepare and file with the SEC a registration statement on Form S-4 (or on such other form as the Holding Company shall determine to be appropriate) (the "Registration Statement") covering the Triangle Stock to be issued to shareholders of Mecklenburg pursuant to this Agreement and will use its reasonable best efforts in good faith to see that the Registration Statement is declared effective by the SEC under the 1933 Act. Additionally, the Holding Company shall take all such other actions, if any, as shall be required by applicable state securities or "blue sky" laws (I) to cause the Triangle Stock to be issued upon consummation of the Merger, at the time of the issuance thereof, to be duly qualified or registered (unless exempt) under such laws,
(II) to cause all conditions to any exemptions from qualification or registration under such laws to have been satisfied, and (III) to obtain any and all required approvals or consents to the issuance of such stock.

                   D. RECOMMENDATION OF MECKLENBURG'S BOARD OF DIRECTOR. Unless, due to a material change in circumstances or for any other reason Mecklenburg's Board of Directors reasonably believes that such a recommendation would violate the directors' duties or obligations as such to Mecklenburg or to its shareholders, Mecklenburg's Board of Directors will recommend to and actively encourage Mecklenburg's shareholders that they vote their shares of Mecklenburg Stock at the Mecklenburg Shareholder Meeting to ratify and approve this Agreement and the Merger, and the Joint Proxy Statement/Prospectus mailed to Mecklenburg's shareholders will so indicate and state that Mecklenburg's Board of Directors considers the Merger to be advisable and in the best interests of Mecklenburg and its shareholders.

                  E. INFORMATION FOR JOINT PROXY STATEMENT/PROSPECTUS AND REGISTRATION STATEMENT. The Holding Company and Mecklenburg each agrees to respond promptly, and to use its reasonable best efforts to cause its directors, officers, accountants and affiliates to respond promptly, to requests by any other such party and its counsel for information for inclusion in the various applications for regulatory approvals and in the Joint Proxy Statement/Prospectus. The Holding Company and Mecklenburg each hereby covenants with the others that none of the information provided by it for inclusion in the Joint Proxy Statement/Prospectus will, at the time of its mailing to Mecklenburg's shareholders, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading; and, at all times following such mailing up to and including the Effective Time, none of such information contained in the Joint Proxy Statement/Prospectus, as it may be amended or supplemented, will contain an untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading.

         6.02. REGULATORY APPROVALS. Promptly following the date of this Agreement, the Holding Company and Mecklenburg each shall use their respective reasonable best efforts in good faith to (I) prepare and file, or cause to be prepared and filed, all applications for regulatory approvals and actions as may be required of them, respectively, by applicable law and regulations with respect to the transactions described herein (including applications to the FRB, the FDIC, the Commissioner and the North Carolina State Banking Commission, and to any other applicable federal or state banking, securities or other regulatory authority), and (II) obtain all necessary regulatory approvals required for consummation of the transactions described herein. Each such party shall cooperate with each other party in the preparation of all applications to regulatory authorities and, upon request, promptly shall furnish all documents, information, financial statements or other material that may be required by any other party to complete any such application; and, before the filing therefore, each party to this Agreement shall have the right to review and comment on the form and content of any such application to be filed by any other party. Should the appearance of any of the officers, directors, employees or counsel of any of the parties hereto be requested by any other party or by any governmental agency at any hearing in connection with any such application, such party shall promptly use its best efforts to arrange for such appearance.

         6.03. ACCESS. Following the date of this Agreement and to and including the Effective Time, Mecklenburg shall provide the Holding Company and its employees, accountants and counsel, access to all its books, records, files and other information (whether maintained electronically or otherwise), to all its properties and facilities, and to all its employees, accountants, counsel and consultants, for purposes of the conduct of such reasonable investigation and review as they shall, in their sole discretion, consider to be necessary or appropriate; provided, however, that any such review conducted by the Holding Company shall be performed in such a manner as will not interfere unreasonably with Mecklenburg's normal operations, or with Mecklenburg's relationship with its customers or employees, and shall be conducted in accordance with procedures established by the parties having due regard for the foregoing.

         6.04. COSTS. Subject to the provisions of Paragraph 8.03. below, and whether or not this Agreement shall be terminated or the Merger shall be consummated, Mecklenburg and the Holding Company each shall pay its own legal, accounting and financial advisory fees and all its other costs and expenses incurred or to be incurred in connection with the execution and performance of its obligations under this Agreement or otherwise in connection with this Agreement and the transactions described herein (including without limitation all accounting fees, legal fees, filing fees, printing costs, travel expenses, and, in the case of Mecklenburg, all fees owed to Equity Research, Inc. ("Equity Research") for the cost of Mecklenburg's fairness opinion described in Paragraph 7.01.d. below, and to Orr Management, Inc. for financial advice, and, in the case of the Holding Company, the cost of the "Environmental Survey" described in Paragraph 6.06. below) and all fees owed to Wheat First Securities, Inc. ("Wheat First") for the cost of the Holding Company's fairness opinion described in Paragraph 7.01.d. below. However, subject to the provisions of Paragraph 8.03. below, all costs incurred in connection with the printing and mailing of the Joint Proxy Statement/Prospectus shall be deemed to be incurred and shall be paid fifty percent (50%) by Mecklenburg and fifty percent (50%) by the Holding Company.

         6.05. ANNOUNCEMENTS. Mecklenburg and the Holding Company each agrees that no person other than the parties to this Agreement is authorized to make any public announcement or statement about this Agreement or any of the transactions described herein, and that, without the prior review and consent of the others (which consent shall not unreasonably be denied or delayed), no party hereto may make any public announcement, statement or disclosure as to the terms and conditions of this Agreement or the transactions described herein, except for such disclosures as may be required incidental to obtaining the prior approval of any regulatory agency or official, or the consent of any lessor or landlord of Mecklenburg to the consummation of the transactions described herein. However, notwithstanding anything contained herein to the contrary, prior review and consent shall not be required if in the good faith opinion of counsel to the Holding Company or Mecklenburg any such disclosure by such entity is required by law or otherwise is prudent.

         6.06. ENVIRONMENTAL STUDIES. At its option the Holding Company may cause to be conducted Phase I environmental assessments of the Real Property, the real estate subject to any Real Property Lease, or the Loan Collateral, or any portion thereof, together with such other studies, testing and intrusive sampling and analyses as the Holding Company shall deem necessary or desirable (collectively, the "Environmental Survey"). The Holding Company shall complete all such Phase I environmental assessments within sixty (60) days following the date of this Agreement and thereafter conduct and complete any such additional studies, testing, sampling and analyses within sixty (60) days following completion of all Phase I environmental assessments. Subject to the provisions of Paragraph 8.03. below, the costs of the Environmental Survey shall be paid by the Holding Company. If (I) the final results of any Environmental Survey (or any related analytical data) reflect that there likely has been any discharge, disposal, release or emission by any person of any Hazardous Substance on, from or relating to any of the Real Property, real estate subject to a Real Property Lease or Loan Collateral at any time prior to the Effective Time, or that any action has been taken or not taken, or a condition or event likely has occurred or exists, with respect to any of the Real Property, real estate subject to a Real Property Lease or Loan Collateral which constitutes or would or may constitute a violation of any Environmental Laws, and if, (II) based on the advice of its legal counsel or other consultants, the Holding Company believes that Mecklenburg is reasonably likely to become responsible for the remediation of such discharge, disposal, release or emission or for other corrective action with respect to any such violation, or that Mecklenburg is reasonably likely to become liable for monetary damages (including without limitation any civil or criminal penalties or assessments) resulting therefrom (or that, in the case of any of the Loan Collateral, Mecklenburg is reasonably likely to incur any such liability if it acquired title to such Loan Collateral), and if, (III) based on the advice of its legal counsel or other consultants, the Holding Company believes the amount of expenses or liability which Mecklenburg is reasonably likely to incur or for which Mecklenburg could become responsible or liable on account of any and all such remediation, corrective action or monetary damages at any time or over any period of time could equal or exceed an aggregate of $100,000, then the Holding Company shall give Mecklenburg written notice thereof (together with all information in its possession relating thereto) within fifteen (15) days of the completion of the Environmental Survey and, at the Holding Company's sole option and discretion, at any time thereafter and up to the Effective Time, the Holding Company may terminate this Agreement without further obligation or liability to Mecklenburg or its shareholders.

         6.07. EMPLOYEES; SEVERANCE PAYMENTS; EMPLOYEE BENEFITS.

                   A. EMPLOYMENT OF MECKLENBURG EMPLOYEES. Provided they remain employed by Mecklenburg at the Effective Time, the Holding Company will in good faith cause Mecklenburg to continue employment of all employees of Mecklenburg (other than employees serving pursuant to an employment agreement) at their current positions, salary and benefits it being understood that neither the Holding Company nor Mecklenburg shall have any obligation with respect to any specific employee. Each such person's employment shall be on an "at-will" basis, and nothing in this Agreement shall be deemed to constitute an employment agreement with any such person or to obligate the Holding Company or Mecklenburg to employ any such person for any specific period of time or in any specific position or to restrict the Holding Company's or Mecklenburg's right to terminate the employment of any such person at any time and for any reason satisfactory to it.

                  B. SEVERANCE PAYMENT. Except as otherwise may be agreed to by the Holding Company and Mecklenburg, to the extent Mecklenburg maintains any plan or arrangement for the payment of severance or salary continuation benefits to employees, such plan or arrangement (unless specifically provided to the contrary hereunder) shall be terminated at the Effective Time.

                  C. EMPLOYEE BENEFITS. Except as otherwise provided in this Paragraph 6.07, the benefit plans of Mecklenburg ("Mecklenburg Benefit Plans") will be reviewed and appropriate amendments, consolidations or terminations will be made thereto at or after the Effective Time;

provided, however, that the employees of Mecklenburg (i) shall be eligible to receive group hospitalization, medical, life, disability and similar benefits on the same basis and under the same terms available to the present employees of the Holding Company and its subsidiaries, (ii) in the event a Mecklenburg Benefit Plan is terminated, the rights and benefits of Mecklenburg's employees thereunder shall become fully vested, with each participating Mecklenburg employee having the right or option either to receive the benefits to which he or she is entitled as a result of such termination or to have such benefits "rolled" into the appropriate Holding Company benefit plan ("Triangle Benefit Plan"), on the same basis and applying the eligibility standards as would apply to the employees of the Holding Company and its subsidiaries as if such employee's prior service to Mecklenburg had been performed on behalf of the Holding Company and its subsidiaries for qualification, participation and vesting, but not for funding, purposes, and (iii) in the event a Mecklenburg Benefit Plan is merged into a Triangle Benefit Plan, shall be entitled to participate in such Triangle Benefit Plan on the same basis and applying the same eligibility standards as would apply to employees of the Holding Company and its subsidiaries. Mecklenburg and the Holding Company agree that for purposes of qualification, participation and vesting in Triangle Benefit Plans, the employees of Mecklenburg shall receive credit for their prior continuous periods of service to Mecklenburg.

         6.08. CONFIDENTIALITY. The Holding Company and
Mecklenburg each agrees that it will treat as confidential and not disclose to any unauthorized person any documents or other information obtained from or learned about the others during the course of the negotiation of this Agreement and the carrying out of the events and transactions described herein (including any information obtained during the course of any due diligence investigation or review provided for herein or otherwise) and which documents or other information relates in any way to the business, operations, personnel, customers or financial condition of such other parties; and that it will not use any such documents or other information for any purpose except for the purposes for which such documents and information were provided to it and in furtherance of the transactions described herein. However, the above obligations of confidentiality shall not prohibit the disclosure of any such document or information by any party to this Agreement to the extent (I) such document or information is then available generally to the public or is already known to the person or entity to whom disclosure is proposed to be made (other than through the previous actions of such party in violation of this Paragraph 6.08), (II) such document or information was available to the disclosing party on a nonconfidential basis prior to the same being obtained pursuant to this Agreement, (III) disclosure is required by subpoena or order of a court or regulatory authority of competent jurisdiction, or by the SEC or regulatory authorities in connection with the transactions described herein, or (IV) to the extent that, in the reasonable opinion of legal counsel to such party, disclosure otherwise is required by law.

                  In the event this Agreement is terminated for any reason, then each of the parties hereto immediately shall return to the other parties all copies of any and all documents or other written materials or information of or relating to such other parties which were obtained from them during the course of the negotiation of this Agreement and the carrying out of the events and transactions described herein (whether during the course of any due diligence investigation or review provided for herein or otherwise) and which documents or other information relates in any way to the business, operations, personnel, customers or financial condition of such other parties.

                  The parties' obligations of confidentiality under this Paragraph 6.08 shall survive and remain in effect following any termination of this Agreement

         6.09 REORGANIZATION FOR TAX PURPOSES. The Holding Company and Mecklenburg each undertakes and agrees to use its reasonable best efforts to cause the Merger to qualify as a "reorganization" within the meaning of Section 368(a)(1)(A) of the Code, and that it will not intentionally take any action that would cause the Merger to fail to so qualify.

        6.10. ACCOUNTING TREATMENT. The Holding Company and Mecklenburg each undertakes and agrees to use its reasonable best efforts to cause the Merger to qualify to be treated as a "pooling-of-interests" for accounting purposes and that it will not intentionally take any action that would cause the Merger to fail to so qualify.

        6.11. OTHER PERMISSIBLE TRANSACTIONS. The Holding Company and Mecklenburg agree that the Holding Company and its subsidiaries may offer to acquire, enter into agreements to acquire and acquire financial institution holding companies and their subsidiaries, financial institutions or financial services entities and their subsidiaries, leasing companies and other entities which are permissible for financial institution holding companies and financial institutions to own, and/or the assets and liabilities of such entities prior to the Effective Time.

                   ARTICLE VII. CONDITIONS PRECEDENT TO MERGER


         7.01. CONDITIONS TO ALL PARTIES' OBLIGATIONS. Notwithstanding any other provision of this Agreement to the contrary, the obligations of each of the parties to this Agreement to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date.

                   A. APPROVAL BY GOVERNMENTAL OR REGULATORY AUTHORITIES; NO DISADVANTAGEOUS CONDITIONS. (I) The Merger and other transactions described herein shall have been approved, to the extent required by law, by the FRB, the FDIC, the Commissioner and the North Carolina State Banking Commission, and by all other governmental or regulatory agencies or authorities having jurisdiction over such transactions, (II) no governmental or regulatory agency or authority shall have withdrawn its approval of such transactions or imposed any condition on such transactions or conditioned its approval thereof, which condition is reasonably deemed by the Holding Company or Mecklenburg to be materially disadvantageous or burdensome or to impact so adversely the economic or business benefits of this Agreement as to render it inadvisable for such party to consummate the Merger; (III) all waiting periods required following necessary approvals by governmental or regulatory agencies or authorities shall have expired, and, in the case of the waiting period following approval by the FRB and the FDIC, no unwithdrawn objection to the Merger shall have been raised by the U.S. Department of Justice; and (IV) all other consents, approvals and permissions, and the satisfaction of all of the requirements prescribed by law or regulation, necessary to the carrying out of the transactions contemplated herein shall have been procured.

                  B. EFFECTIVENESS OF REGISTRATION STATEMENT; COMPLIANCE WITH SECURITIES AND OTHER "BLUE SKY" REQUIREMENTSEFFECTIVENESS OF REGISTRATION STATEMENT; COMPLIANCE WITH SECURITIES AND OTHER "BLUE SKY" REQUIREMENTS. The Registration Statement shall be effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC. The Holding Company shall have taken all such actions, if any, as required by applicable state securities laws (I) to cause the Triangle Stock to be issued upon consummation of the Merger, at the time of the issuance thereof, to be duly qualified or registered (unless exempt) under such laws,
(II) to cause all conditions to any exemptions from qualification or registration under such laws to have been satisfied, and (III) to obtain any and all required approvals or consents with respect to the issuance of such stock, and any such required approvals or consents shall have been obtained and shall remain in effect.

                  C. ADVERSE PROCEEDINGS, INJUNCTION, ETC. There shall not be
(I) any order, decree or injunction of any court or agency of competent jurisdiction which enjoins or prohibits the Merger or any of the other transactions described herein or any of the parties hereto from consummating any such transaction, (II) any pending or threatened investigation of the Merger or any of such other transactions by the U.S. Department of Justice, or any actual or threatened litigation under federal antitrust laws relating to the Merger or any other such transaction, or (III) any suit, action or proceeding by any person (including any governmental, administrative or regulatory agency), pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit Mecklenburg or the Holding Company from consummating the Merger or carrying out any of the terms or provisions of this Agreement, or (IV) any other suit, claim, action or proceeding pending or threatened against Mecklenburg or the Holding Company or any of their officers or directors which shall reasonably be considered by Mecklenburg or the Holding Company to be materially burdensome in relation to the proposed Merger or materially adverse in relation to the financial condition of either such corporation, and which has not been dismissed, terminated or resolved to the satisfaction of all parties hereto within ninety (90) days of the institution or threat thereof.

                   D. APPROVAL BY BOARDS OF DIRECTORS AND SHAREHOLDERS. The Boards of Directors of Mecklenburg and the Holding Company shall have duly approved and adopted this Agreement by appropriate resolutions, and the shareholders of Mecklenburg and the Holding Company shall have duly approved, ratified and confirmed this Agreement, all to the extent required by and in accordance with the provisions of this Agreement, applicable law, and applicable provisions of their respective Articles of Incorporation and By-Laws.

                  E. FAIRNESS OPINIONS. Mecklenburg shall have received from Equity Research a written opinion, in form and substance satisfactory to Mecklenburg, dated as of the date of this Agreement and as of the date of the Joint Proxy Statement/Prospectus to Mecklenburg's shareholders in connection with the Mecklenburg Shareholder Meeting, to the effect that the terms of the Merger are fair, from a financial point of view, to Mecklenburg and its shareholders. The Holding Company shall have received from Wheat First a written opinion, dated as of the date of this Agreement and as of the date of the Joint Proxy Statement/Prospectus to the Holding Company's shareholders in connection with the Triangle Shareholder Meeting, to the effect that the terms of the Acquisition are fair, from a financial point of view, to the Holding Company and its shareholders.

                  F. TAX OPINION. The Holding Company shall have received, in form and substance satisfactory to the Holding Company and Mecklenburg, an opinion of Coopers & Lybrand L.L.P. substantially to the effect that: (I) for federal income tax purposes, consummation of the Merger will constitute a "reorganization" as defined in ' 368(a)(1)(A) of the Code; (II) that no taxable gain will be recognized by a shareholder of Mecklenburg upon such shareholder's receipt of Triangle Stock in exchange for his or her Mecklenburg Stock; (III) that the basis of the Triangle Stock received by the shareholder in the Merger will be the same as his or her Mecklenburg Stock surrendered in exchange therefor; (IV) that, if Mecklenburg Stock is a capital asset in the hands of the shareholder at the Effective Time, then the holding period of the Triangle Stock received by the shareholder in the Merger will include the holding period of Mecklenburg Stock surrendered in exchange therefor; and (V) a shareholder who receives cash in lieu of a fractional share of Triangle Stock will recognize gain or loss equal to any difference between the amount of cash received and the shareholder's basis in the fractional share interest. In rendering its opinion, Coopers & Lybrand L.L.P. may rely on representations contained in certificates of officers of the Holding Company and Mecklenburg.

                   G. NO TERMINATION OR ABANDONMENT. This Agreement shall not have been terminated by any party hereto.

         7.02. ADDITIONAL CONDITIONS TO MECKLENBURG'S OBLIGATION.
Notwithstanding any other provision of this Agreement to the contrary, Mecklenburg's obligation to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date.

                   A. MATERIAL ADVERSE CHANGE. There shall not have been any material adverse change (other than changes relating to or resulting from changes affecting the banking industry generally, but excluding movements in interest rates in the economy) in the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of the Holding Company and its consolidated subsidiaries considered as one enterprise, and there shall not have occurred any event or development and there shall not exist any condition or circumstance which, with the lapse of time or otherwise, is reasonably likely to cause, create or result in any such material adverse change (other than changes relating to or resulting from changes affecting the banking industry generally, but excluding movements in interest rates in the economy).

                  B. COMPLIANCE WITH LAWS. The Holding Company shall have complied in all material respects with all federal and state laws and regulations applicable to the transactions described herein and where the violation of or failure to comply with any such law or regulation is reasonably likely to have a material adverse effect on the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of the Holding Company and its consolidated subsidiaries considered as one enterprise.

                  C. THE HOLDING COMPANY'S REPRESENTATIONS AND WARRANTIES AND PERFORMANCE OF AGREEMENTS; OFFICERS' CERTIFICATE. Unless waived in writing by Mecklenburg as provided in Paragraph 10.03. below, each of the representations and warranties of the Holding Company contained in this Agreement shall have been true and correct as of the date hereof and shall remain true and correct in all material respects on and as of the Effective Time with the same force and effect as though made on and as of such date, except (I) representations and warranties that speak as of a specific date, (II) for changes which are not, in the aggregate, material and adverse to the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of the Holding Company and its consolidated subsidiaries considered as one enterprise, and (III) as otherwise contemplated by this Agreement; and the Holding Company and Triangle each shall have performed in all material respects all its respective obligations, covenants and agreements hereunder to be performed by it on or before the Closing Date.

                   Mecklenburg shall have received a certificate dated as of the Closing Date and executed by the Holding Company's President and Chief Financial Officer to the foregoing effect.

                  D. LEGAL OPINION OF THE HOLDING COMPANY COUNSEL. Mecklenburg shall have received from Moore & Van Allen, PLLC, counsel to the Holding Company, a written opinion dated as of the Closing Date and substantially in the form of Schedule C attached hereto or otherwise in form and substance reasonably satisfactory to Mecklenburg.

                  E. OTHER DOCUMENTS AND INFORMATION FROM THE HOLDING COMPANY. The Holding Company shall have provided to Mecklenburg correct and complete copies of its Bylaws, Articles of Incorporation and board resolutions (all certified by its Secretary), together with a certificate of the incumbency of its officers and such other closing documents and information as may be reasonably requested by Mecklenburg or its counsel.

                   F. ACCEPTANCE BY MECKLENBURG'S COUNSEL. The form and substance of all legal matters described herein or related to the transactions contemplated herein shall be reasonably acceptable to Mecklenburg's legal counsel.

         7.03. ADDITIONAL CONDITIONS TO THE HOLDING COMPANY'S OBLIGATION. Notwithstanding any other provision of this Agreement to the contrary, the Holding Company's obligation to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date.

                  A. MATERIAL ADVERSE CHANGE. There shall not have occurred any material adverse change (other than changes relating to or resulting from changes affecting the banking industry generally, but excluding movements in interest rates in the economy) in the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Mecklenburg, and there shall not have occurred any event or development and there shall not exist any condition or circumstance which, with the lapse of time or otherwise, is reasonably likely to cause, create or result in any such material adverse change (other than changes relating to or resulting from changes affecting the banking industry generally, but excluding movements in interest rates in the economy).

                  B. COMPLIANCE WITH LAWS; ADVERSE PROCEEDINGS, INJUNCTION, ETC. Mecklenburg shall have complied in all material respects with all federal and state laws and regulations applicable to the transactions described herein and where the violation of or failure to comply with any such law or regulation is reasonably likely to have a material adverse effect on the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Mecklenburg.

                  C. MECKLENBURG'S REPRESENTATIONS AND WARRANTIES AND PERFORMANCE OF AGREEMENTS; OFFICERS' CERTIFICATE. Unless waived in writing by the Holding Company as provided in Paragraph 10.03. below, each of the representations and warranties of Mecklenburg contained in this Agreement shall have been true and correct as of the date hereof and shall remain true and correct on and as of the Effective Time with the same force and effect as though made on and as of such date, except (I) representations and warranties that speak as of a specific date, (II) for changes which are not, in the aggregate, material and adverse to the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Mecklenburg, and (III) as otherwise contemplated by this Agreement; and Mecklenburg shall have performed in all material respects all its obligations, covenants and agreements hereunder to be performed by it on or before the Closing Date.

                   The Holding Company shall have received a certificate dated as of the Closing Date and executed by Mecklenburg's President and Chief Financial Officer to the foregoing effect and as to such other matters as may be reasonably requested by the Holding Company.

                   D. AGREEMENTS FROM MECKLENBURG AFFILIATES. The Holding Company shall have received the written Affiliates' Agreements in form and content satisfactory to the Holding Company and signed by all persons who are deemed by the Holding Company or its counsel to be Affiliates of Mecklenburg as provided in Paragraph 4.01.a. above.

                  E. ACCOUNTING TREATMENT. (I) The Holding Company shall have received assurances from Coopers & Lybrand L.L.P., in form and content satisfactory to it, to the effect that the Merger will qualify to be treated as a "pooling-of-interests" for accounting purposes; (II) if requested by the Holding Company, Mecklenburg's independent public accountants shall have delivered to the Holding Company a letter in form and content satisfactory to it to the effect that such accountants are not aware of any fact or circumstance that might cause the Merger not to qualify for such treatment; and (III) it shall not have come to the attention of management of the Holding Company that any event has occurred or that any condition or circumstance exists that makes it likely that the Merger may not so qualify.

                  F. LEGAL OPINION OF MECKLENBURG'S COUNSEL. The Holding Company shall have received from Mecklenburg's counsel, Robinson, Bradshaw & Hinson, P.A., a written opinion, dated as of the Closing Date and substantially in the form of Schedule D attached hereto or otherwise in form and substance reasonably satisfactory to the Holding Company.

                  G. OTHER DOCUMENTS AND INFORMATION FROM MECKLENBURG. Mecklenburg shall have provided to the Holding Company correct and complete copies of Mecklenburg's Articles of Incorporation, Bylaws and board and shareholder resolutions (all certified by Mecklenburg's Secretary), together with certificates of the incumbency of Mecklenburg's officers and such other closing documents and information as may be reasonably requested by the Holding Company or its counsel.

                  H. CONSENTS TO ASSIGNMENT OF LEASES. Mecklenburg shall have obtained all required consents to the acquisition of Mecklenburg by the Holding Company as may be required under the Real Property Leases and all other leases, under the same terms, rates and conditions of such Real Property Leases and all other leases in effect as of the date of this Agreement, and such consents shall be in such form and substance as shall be satisfactory to the Holding Company; and each of Mecklenburg's lessors shall have confirmed in writing that Mecklenburg is not in material default under the terms and conditions of the Real Property Lease or any other lease between such lessor and Mecklenburg.

                   I. ACCEPTANCE BY THE HOLDING COMPANY'S COUNSEL. The form and substance of all legal matters described herein or related to the transactions contemplated herein shall be reasonably acceptable to the Holding Company's legal counsel.
                                       44

                   J. MECKLENBURG BOARD OF DIRECTORS. Mecklenburg shall have taken such action as may be necessary to elect Michael S. Patterson and Debra L. Lee, the Holding Company's President and Chief Financial Officer, respectively, to the Board of Directors of Mecklenburg, effective immediately after the Effective Time.

                  K. MECKLENBURG SECURITIES PORTFOLIO. Notwithstanding the provisions of Paragraph 7.03.a. hereof, five (5) days prior to the Effective Time the Holding Company shall cause a valuation of Mecklenburg's securities and derivatives portfolio to be made by Wheat, First Securities, Inc. (the cost of such valuation to be borne solely by the Holding Company) and if the Holding Company were to sell the securities and derivatives portfolio on that date the sale would not result in a loss on Mecklenburg's income statement in excess of $250,000.

                  L. EXERCISE OF DISSENTERS RIGHTS. The aggregate number of shares of Mecklenburg Stock as to which cash is proposed to be paid as the result either of the distribution of cash in lieu of fractional shares (as described in Paragraph 1.5.c. above) or the exercise of Dissenters Rights (as described in Paragraph 1.5.f. above), when coupled with any other shares of Mecklenburg Stock deemed tainted for "pooling-of-interest" purposes, shall not exceed 10% of the total number of shares of Mecklenburg Stock outstanding at the date of this Agreement or at the Effective Time.

                  ARTICLE VIII. TERMINATION; BREACH; REMEDIES

         8.01. MUTUAL TERMINATION. At any time prior to the Effective Time (and whether before or after approval hereof by the shareholders of Mecklenburg or the Holding Company), this Agreement may be terminated by the mutual agreement of the Holding Company and Mecklenburg. Upon any such mutual termination, all obligations of Mecklenburg and the Holding Company hereunder shall terminate and each party shall pay costs and expenses as provided in Paragraph 6.04. above.

         8.02. UNILATERAL TERMINATION. This Agreement may be terminated by either the Holding Company or Mecklenburg (whether before or after approval hereof by Mecklenburg's or the Holding Company's shareholders) upon written notice to the other parties and under the circumstances described below.

                   A. TERMINATION BY THE HOLDING COMPANY. This Agreement may be terminated by the Holding Company by action of its Board of Directors or Executive Committee:

                                  (I) if Mecklenburg shall have violated or
failed to fully perform any of its obligations, covenants or agreements contained in Article IV or Article VI herein in any material respect;

                                  (II) if the Holding Company determines at any
time that any of Mecklenburg's representations or warranties contained in
Article II or in any other certificate or writing delivered pursuant to this Agreement shall have been false or misleading in any material respect when made, or that there has occurred any event or development or that there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, is reasonably likely to cause any such representations or warranties to become false or misleading in any material respect;

                                  (III) if, notwithstanding the Holding
Company's satisfaction of its obligations under Paragraphs 6.01.b., 6.01.c. and 6.01.e. above, Mecklenburg's shareholders do not ratify and approve this Agreement and approve the Merger at the Mecklenburg Shareholder Meeting or the Holding Company's shareholders do not ratify and approve this Agreement and the Acquisition at the Triangle Shareholder Meeting;

                                  (IV) under the circumstances described in
Paragraph 1.05.a. or 6.06. above; or,

                                  (V) if any of the conditions of the
obligations of the Holding Company (as set forth in Paragraph 7.01. or 7.03. above) shall not have been satisfied or effectively waived in writing by the Holding Company, or if the Merger shall not have become effective, on or before January 31, 1998, unless such date is extended as evidenced by the written mutual agreement of the parties hereto.

                  However, before the Holding Company may terminate this Agreement for any of the reasons specified above in (i) or (ii) of this Paragraph 8.02.a., it shall give written notice to Mecklenburg as provided herein stating its intent to terminate and a description of the specific breach, default, violation or other condition giving rise to its right to so terminate, and, such termination by the Holding Company shall not become effective if, within thirty (30) days following the giving of such notice, Mecklenburg shall cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of the Holding Company.

                   B. TERMINATION BY MECKLENBURG. This Agreement may be terminated by Mecklenburg by action of its Board of Directors:

                                  (I) if the Holding Company shall have violated
or failed to fully perform any of its obligations, covenants or agreements contained in Article V or VI herein in any material respect;

                                  (II) if Mecklenburg determines that any of the
Holding Company's representations and warranties contained in Article III herein or in any other certificate or writing delivered pursuant to this Agreement shall have been false or misleading in any material respect when made, or that there has occurred any event or development or that there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, is reasonably likely to cause any such representations or warranties to become false or misleading in any material respect;

                                  (III) if, subject to Mecklenburg's
satisfaction of its obligations contained in Paragraphs 6.01.a., 6.01.b., 6.01.d. and 6.01.e above, its shareholders do not ratify and approve this Agreement and approve the Merger at the Mecklenburg Shareholder Meeting or the Holding Company's shareholders do not ratify and approve this Agreement and approve the Acquisition at the Triangle Shareholder Meeting;

                                  (IV) under the circumstances described in
Paragraph 1.05.a. above; or,

                                  (V)if any of the conditions of the obligations
of Mecklenburg (as set forth in Paragraph 7.01. or 7.02. above) shall not have been satisfied or effectively waived in writing by Mecklenburg, or if the Merger shall not have become effective, on or before January 31, 1998, unless such date is extended as evidenced by the written mutual agreement of the parties hereto.

                                  However, before Mecklenburg may terminate this
Agreement for any of the reasons specified above in clause (i) or (ii) of this Paragraph 8.02.b., it shall give written notice to the Holding Company as provided herein stating its intent to terminate and a description of the specific breach, default, violation or other condition giving rise to its right to so terminate, and, such termination by Mecklenburg shall not become effective if, within thirty (30) days following the giving of such notice, the Holding Company shall cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of Mecklenburg.

         8.03.    BREACH; REMEDIES.

                  A. BREACH OF AGREEMENT. In the event of a breach by Mecklenburg of any of its representations or warranties contained in Article II of this Agreement, or in the event of its failure to perform or violation of any of its obligations, agreements or covenants contained in Articles IV or VI of this Agreement, then the Holding Company's sole right and remedy shall be to terminate this Agreement prior to the Effective Time as provided in Paragraph
8.02. above, or, after approval of the Merger by Mecklenburg's shareholders, in the case of a failure to perform or violation of any obligations, agreements or covenants, to seek specific performance thereof.

                  Likewise, in the event of a breach by the Holding Company of any of its representations or warranties contained in Article III of this Agreement, or in the event of its failure to perform or violation of any of its obligations, agreements or covenants contained in Articles V or VI of this Agreement, then Mecklenburg's sole right and remedy shall be to terminate this Agreement prior to the Effective Time as provided in Paragraph 8.02. above, or, after approval of the Acquisition by the Holding Company's shareholders, in the case of a failure to perform or violation of any obligations, agreements or covenants, to seek specific performance thereof.

                  B. TERMINATION FEE. Notwithstanding anything contained herein to the contrary, if any party to this Agreement terminates this Agreement because, prior to the date of this Agreement or prior to the termination of this Agreement, it has entered into a letter of intent or other written or verbal agreement with any person or entity which calls for the acquisition of the
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breaching party by another person or entity or for the acquisition by the breaching party of another entity, or prior to termination of this Agreement any party to this Agreement engages in negotiations relating to any such transaction and a letter of intent or other written or verbal agreement is entered into within nine (9) months following the termination of this Agreement, then the breaching party shall pay to the other party Five Hundred Thousand and No/100 Dollars ($500,000), provided, however, that such payment shall not be required if the termination is the result of the good faith determination by the terminating party that the conditions precedent to the Merger set forth in
Article VII hereof cannot be met.

                          ARTICLE IX. INDEMNIFICATION

       9.01. INDEMNIFICATION FOLLOWING EFFECTIVE TIME. Following the Effective Time, if Mecklenburg is merged into another subsidiary of the Holding Company and Mecklenburg is not the surviving entity, without releasing any insurance carrier and after exhaustion of all applicable director and officer liability insurance coverage for Mecklenburg and its directors or officers, the Holding Company agrees that it will indemnify Mecklenburg's officers and directors to the same extent Mecklenburg indemnifies its directors and officers against liabilities arising from actions in their official capacities as officers and directors of Mecklenburg.

       9.02. PROCEDURE FOR CLAIMING INDEMNIFICATION. Any party seeking to be indemnified hereunder promptly shall give written notice and furnish adequate documentation to the other party of any claims in respect of which indemnity is sought. The indemnifying party, through its own counsel and at its own expense, shall defend any such claim and shall have exclusive control over the investigation, preparation, and defense of such claim and all negotiations relating to its settlement or compromise. The obligations of either party to indemnify the other hereunder apply only if the party seeking to be indemnified cooperates with and assists the indemnifying party in all reasonably necessary respects in the conduct of the suit.

                      ARTICLE X. MISCELLANEOUS PROVISIONS

         10.01. "PREVIOUSLY DISCLOSED" INFORMATION; "MATERIAL ADVERSE EFFECT".

                  (A) "Previously Disclosed" shall mean, as to Mecklenburg or as to the Holding Company, the disclosure of information in a letter delivered by such party to the other prior to the date of this Agreement and which specifically refers to this Agreement and is arranged in paragraphs corresponding to the Paragraphs, subparagraphs and items of this Agreement applicable thereto, all of which documents are incorporated herein by reference.

                  Information disclosed in either party's letter described above shall be deemed to have been Previously Disclosed by such party for the purpose of any given Paragraph, subparagraph or item of this Agreement only to the extent that information is expressly set forth in such party's letter described above and that, in connection with such disclosure, a specific reference is made in the letter to that Paragraph, subparagraph or item.
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                (B) Where used in this Agreement, the terms "material adverse effect" and "material adverse change" shall mean any event, matter, item or circumstance (other than as a result of changes (a) in banking or other financial institution laws or regulations of general applicability or interpretations thereof by the courts or governmental entities, or (b) in GAAP) that in and of itself, or when combined with all similar events, matters, items or circumstances, reasonably would be expected to have, now or in the future, a negative impact in an amount equal to (a) $3,000,000 of assets or $250,000 of total revenue, in the case of Mecklenburg, on a consolidated basis or (b) $7,250,000 of assets or $1,000,000 of total revenue, in the case of the Holding Company, on a consolidated basis.

         10.02. SURVIVAL OF REPRESENTATIONS, WARRANTIES, INDEMNIFICATION AND OTHER AGREEMENTS.

                   A. REPRESENTATIONS, WARRANTIES AND OTHER AGREEMENTS. None of the representations, warranties or agreements herein shall survive the effectiveness of the Merger, and no party shall have any right after the Effective Time to recover damages or any other relief from any other party to this Agreement by reason of any breach of representation or warranty, any nonfulfillment or nonperformance of any agreement contained herein, or otherwise; provided, however, that the parties' agreements contained in Paragraphs 6.07. and 6.08. and Articles VIII and IX hereof, and the Holding Company's representations and warranties contained in Paragraph 3.02. and the Holding Company's covenant contained in Paragraph 5.06 hereof, shall survive the effectiveness of the Merger.

                  B. INDEMNIFICATION. The Holding Company's indemnification agreements and obligations pursuant to Paragraph 9.01. above shall become effective only at the Effective Time, and the Holding Company shall not have any obligation under that Paragraph prior to the Effective Time or in the event of or following termination of this Agreement prior to the Effective Time.

         10.03. WAIVER. Any term or condition of this Agreement may be waived (except as to matters of regulatory approvals and approvals required by law), either in whole or in part, at any time by the party which is, and whose shareholders are, entitled to the benefits thereof; provided, however, that any such waiver shall be effective only upon a determination by the waiving party (through action of its Board of Directors) that such waiver would not adversely affect the interests of the waiving party or its shareholders; and, provided further, that no waiver of any term or condition of this Agreement by any party shall be effective unless such waiver is in writing and signed by the waiving party, or be construed to be a waiver of any succeeding breach of the same term or condition. No failure or delay of any party to exercise any power, or to insist upon a strict compliance by any other party of any obligation, and no custom or practice at variance with any terms hereof, shall constitute a waiver of the right of any party to demand a full and complete compliance with such terms.

         10.04. AMENDMENT. This Agreement may be amended, modified or supplemented at any time or from time to time prior to the Effective Time, and either before or after its approval by the
                                       49
shareholders of Mecklenburg, by an agreement in writing approved by a majority of the Board of Directors of the Holding Company and Mecklenburg executed in the same manner as this Agreement; provided however, that, except with the further approval of Mecklenburg's shareholders of that change or as otherwise provided herein, following approval of this Agreement by the shareholders of Mecklenburg no change may be made in the number of shares of Triangle Stock into which each share of Mecklenburg Stock will be converted.

         10.05. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by courier, or mailed by certified mail, postage prepaid, as follows:

                  A.       If to Mecklenburg, to:

                           Bank of Mecklenburg
                           2000 Randolph Road
                           Charlotte, NC  28207

                           Attention:   John H. Ketner, Jr.
                                        President and Chief Executive Officer

                           With copy to:  Henry H. Ralston, Esq.
                                          Robinson Bradshaw & Hinson, P.A.
                                          101 North Tryon Street
                                          Charlotte, NC  28246-1900

                  B.       If to the Holding Company, to:

                           Triangle Bancorp, Inc.
                           4300 Glenwood Avenue
                           Raleigh, North Carolina  27612

                           Attention:       Michael S. Patterson, President and
                                              Chief Executive Officer

                           With copy to:    Alexander M. Donaldson, Esq.
                                                 Moore & Van Allen, PLLC
                                                 One Hannover Square, Suite 1700
                                                 Raleigh, NC  27601


         10.06. FURTHER ASSURANCE. Mecklenburg and the Holding Company each agree to furnish to the others such further assurances with respect to the matters contemplated herein and their respective agreements, covenants, representations and warranties contained herein, including the opinion of legal counsel, as such other parties may reasonably request. 50

         10.07. HEADINGS AND CAPTIONS. Headings and captions of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part hereof.

         10.08. ENTIRE AGREEMENT. This Agreement (including all schedules and exhibits attached hereto and all documents incorporated herein by reference) contains the entire agreement of the parties with respect to the transactions described herein and supersedes any and all other oral or written agreement(s) heretofore made, and there are no representations or inducements by or to, or and agreements between, any of the parties hereto other than those contained herein in writing.

         10.09. SEVERABILITY OF PROVISIONS. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision hereof shall in no way affect the validity or enforceability of any other provision or part hereof.


        10.10. ASSIGNMENT. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties hereto.

        10.11. COUNTERPARTS. Any number of counterparts of this Agreement may be signed and delivered, each of which shall be considered an original and which together shall constitute one agreement.

        10.12. GOVERNING LAW. This Agreement is made in and shall be construed and enforced in accordance with the laws of North Carolina.

        10.13. INSPECTION. Any right of the Holding Company or Mecklenburg hereunder to investigate or inspect the assets, books, records, files and other information of the other in no way shall establish any presumption that the Holding Company or Mecklenburg should have conducted any investigation or that such right has been exercised by the Holding Company, Mecklenburg, their respective agents, representatives or others. Any investigations or inspections that have been made by the Holding Company, or Mecklenburg or their respective agents, representatives or others prior to the Closing Date shall not be deemed in any way in derogation or limitation of the covenants, representations and warranties made by or on behalf of the Holding Company, or Mecklenburg in this Agreement.

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



         IN WITNESS WHEREOF, Mecklenburg and the Holding Company each has caused this Agreement to be executed in its name by its duly authorized officers as of the date first above written.

                                  TRIANGLE BANCORP, INC.


                                  By: /s/ Michael S. Patterson
                                  Michael S. Patterson
                                  President and Chief Executive Officer
ATTEST:

/s/ Susan C. Gilbert
       Secretary



       Secretary

                                  BANK OF MECKLENBURG


                                    By: /s/ John H. Ketner, Jr.
                                          John H. Ketner, Jr.
                                          President and Chief Executive
                                            Officer


                                    By: /s/ Cy N. Bahakel
                                             Cy N. Bahakel
                                             Chairman of the Board of Directors

ATTEST:


/s/ Judith G. Arey
       Secretary





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